UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

National American University Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Statement — Subject to Completion

5301 S. Highway 16

Rapid City, South Dakota 57701

September     , 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of National American University Holdings, Inc. to be held at the Holiday Inn-Rushmore Plaza, 505 North Fifth Street, Rapid City, South Dakota 57701, Salon E, commencing at 9:00 a.m. Mountain Time on Tuesday, October 29, 2013.

The accompanying Notice of Annual Meeting and the proxy statement that follow describe the matters to be considered and voted upon at the Annual Meeting. At the Annual Meeting, I will also report on the progress of our business during the past year, and you will have an opportunity to ask questions.

I hope that you will be able to attend the Annual Meeting. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free number provided or over the Internet, as described in the enclosed materials. You may also mark, sign and date the enclosed proxy card and return it in the envelope provided.

Sincerely,

Ronald L. Shape
Chief Executive Officer

Preliminary Proxy Statement — Subject to Completion

5301 S. Highway 16

Rapid City, South Dakota 57701

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, October 29, 2013, at 9:00 a.m., Mountain Time

Place:	Holiday Inn-Rushmore Plaza, 505 North Fifth Street, Rapid City, South Dakota 57701, Salon E

Items of Business:	1.	To elect eight directors to serve on our Board of Directors;

	2.	To approve amendments to the National American University Holdings, Inc. 2009 Stock Option and Compensation Plan;

	3.	To adopt the National American University Holdings, Inc. 2013 Restricted Stock Unit Plan;

	4.	To approve the exchange of underwater stock options of executive officers for restricted stock units;

	5.	To approve our named executive officers’ compensation in an advisory vote;

	6.	To recommend, by non-binding advisory vote, the frequency of executive compensation votes;

	7.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2014; and

	8.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

Record Date:	You may vote if you were a stockholder of record of National American University Holdings, Inc. as of the close of business on September 4, 2013.

Proxy Voting:	Your vote is important. Regardless of the number of shares you own and whether or not you plan to attend the annual meeting in person, we urge you to read the proxy statement and vote using one of the methods listed below:

		1.	Attending the annual meeting and voting in person;

		2.	By visiting the web site at www.proxyvote.com, 24 hours a day, seven days a week, through 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on October 28, 2013;

		3.	By calling (within the U.S. or Canada) toll-free 1-800-690-6903, 24 hours a day, seven days a week, through 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on October 28, 2013; or

4.	By marking, dating, signing and returning the proxy card in the postage-paid envelope included in printed proxy materials.

You may revoke your proxy at any time prior to the annual meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Rapid City, South Dakota	Samuel D. Kerr
September , 2013	Chief Operating Officer

Independent Registered Public Accounting Firm Fees and Services	37
Audit Committee Pre-Approval Policies and Procedures	37
Board Voting Recommendation	37
OTHER BUSINESS	38
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	38
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING	38
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON OCTOBER 29, 2013	38

Preliminary Proxy Statement — Subject to Completion

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

5301 S. Highway 16

Rapid City, South Dakota 57701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS—OCTOBER 29, 2013

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of National American University Holdings, Inc. (the “Company,” “NAUH,” “we,” “us,” or “our”) to be voted at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, October 29, 2013, at 9:00 a.m. Mountain Time, at the Holiday Inn-Rushmore Plaza, 505 North Fifth Street, Rapid City, South Dakota 57701, Salon E, or at any postponement or adjournment of the Annual Meeting. We are first making the proxy statement and form of proxy card available to our stockholders on or about September      , 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will vote on the following items of business:

•	Elect the eight directors named in the proxy statement to the Board, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal;

•	Approve amendments to our 2009 Stock Option and Compensation Plan;

•	Adopt the Company’s 2013 Restricted Stock Unit Plan;

•	Approve the exchange of underwater stock options of executive officers for restricted stock units;

•	Approve by an advisory vote the compensation of our named executive officers;

•	Recommend, by non-binding advisory vote, the frequency of executive compensation votes;

•	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2014; and

•	Conduct such other business as may properly come before the Annual Meeting. Presently, management is not aware of any other business to come before the Annual Meeting.

In addition, management will report on the performance of our business and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

In order to vote at the Annual Meeting, you must be a stockholder of record of the Company as of September 4, 2013, the record date for the Annual Meeting. You have one vote for each share of our common stock you own, and you can vote those shares for each item of business to be addressed at the Annual Meeting. If your shares are held in “street name” (that is, through a brokerage firm, bank or other nominee), you will receive instructions from the stockholder of record that you must follow in order for your shares to be voted as you choose.

How many shares must be present to hold a valid Annual Meeting?

For us to hold a valid Annual Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to vote are present at the Annual Meeting. As of the record date, there were 25,085,074 shares of our common stock outstanding and entitled to vote. There are no other classes of capital stock outstanding. Your shares will be counted as present at the Annual Meeting if you:

•	Vote via the Internet or by telephone;

•	Properly submit a proxy card (even if you do not provide voting instructions); or

•	Attend the Annual Meeting and vote in person.

How many votes are required to approve an item of business?

Assuming a quorum is present at the Annual Meeting:

•	The election to the Board of each nominee for director requires the affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.

•	The approval of amending our 2009 Stock Option and Compensation Plan requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

•	The adoption of the Company’s 2013 Restricted Stock Unit Plan requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

•	The approval of the exchange of underwater stock options of our executive officers for restricted stock units requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

•	The approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this Proxy Statement requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Although the advisory vote on compensation paid to our named executive officers is non-binding, our Board will review the result of the vote and will take it into account in making a determination concerning executive compensation in the future.

•	The frequency of the non-binding advisory vote on compensation paid to our named executive officers (namely, every one, two or three years) requires the affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. Although the advisory vote on the frequency of stockholder votes to approve the compensation paid to our named executive officers is non-binding, our Board will review the result of the vote and will take it into account in making a determination on the frequency of such votes in the future.

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2014 requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

How do I vote my shares if they are held in nominee “street name,” such as by a brokerage firm, bank or other nominee?

If on the record date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name.” As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares. The nominee that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring a proxy from your broker, bank or other nominee to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you by your nominee to ensure that your vote is counted. If you do not provide voting instructions to your nominee, your nominee will not be permitted to vote your shares in its discretion on all of the items of business, except for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year. In the past, if you held your shares in “street name” and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf on the election of directors as they thought appropriate. Recent changes in regulation took away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, it is particularly important for street name holders to instruct their brokers or banks as to how they wish to vote their shares.

How will abstentions and broker non-votes affect the quorum and voting?

•	If you withhold your vote on the election of directors or abstain from voting on the other proposals, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

•	If you withhold your vote from the election of a director nominee, this will reduce the number of votes cast for that nominee.

•	If you abstain from voting on a proposal, other than on the election of directors, you will be deemed to have voted against that proposal.

•	If you do not vote your shares that are held in nominee “street name,” such as by a brokerage firm, and your nominee does not have discretionary power to vote your shares on a particular matter, the failure of the nominee to vote the shares on that matter is called a “broker non-vote.” Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes, however, will not be counted in determining the number of shares voted for or against the matter.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the eight director nominees named in this proxy statement; and

•	FOR the approval to amend our 2009 Stock Option and Compensation Plan;

•	FOR the adoption of the Company’s 2013 Restricted Stock Unit Plan;

•	FOR the approval of the exchange of underwater stock options of our executive officers for restricted stock units;

•	FOR the approval of the compensation of our named executive officers;

•	FOR one year for the frequency of future advisory votes on the compensation of our named executive officers; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2014.

How do I vote?

If you are a stockholder of record (that is, if your shares are owned directly in your name and not in “street name” through a broker), you may vote in any of the following ways:

•	By attending the Annual Meeting and voting in person;

•	By voting by proxy over the Internet or calling toll-free (within the U.S. or Canada) by following the instructions provided in the proxy materials; or

•	By marking, dating, signing and returning the proxy card.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the meeting.

If you wish to vote by Internet or telephone, you must do so before 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on October 28, 2013. After that time, Internet and telephone voting will not be permitted, and a stockholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person.

“Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares of record.

How are my voting instructions carried out?

If you vote by telephone or through the Internet, and the Company receives it in the time provided above, the persons named as proxies will vote your shares in the manner that you specify. Proxy cards that are properly executed, duly returned and not revoked, will be voted in the manner specified. If a proxy card is properly executed but does not specify any or all choices for each proposal, the proxy will be voted as follows:

•	FOR the election of the eight nominees for director as described in this proxy statement;

•	FOR the approval to amend our 2009 Stock Option and Compensation Plan;

•	FOR the adoption of the Company’s 2013 Restricted Stock Unit Plan;

•	FOR the approval of the exchange of underwater stock options of our executive officers for restricted stock units;

•	FOR the approval of the compensation of our named executive officers;

•	FOR one year for the frequency of future advisory votes on the compensation of our named executive officers;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2014; and

•	In the discretion of the persons named in the proxy, as to such other matters as may be properly come before the Annual Meeting.

What if I change my mind after I vote via proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

•	Submitting a later-dated proxy until 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on October 28, 2013;

•	Voting in person at the Annual Meeting; or

•	Providing written notice revoking your proxy vote to our Corporate Secretary at our principal office prior to the Annual Meeting.

If on the record date you held shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you must instruct the nominee that holds your shares of your desire to change or revoke your voting instructions.

QUESTIONS AND ANSWERS ABOUT PROXY SOLICITATION

How are proxies solicited?

We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of stockholders forward proxy materials and annual reports to the beneficial owners of our common stock. We may solicit proxies by mail, in person, by telephone, through electronic transmission and by facsimile transmission. Our directors, officers and employees will not receive additional compensation for soliciting stockholder proxies.

Who will pay for the cost of soliciting proxies?

We will pay all of the costs of preparing, printing and distributing proxy materials. We will reimburse brokerage firms, banks and other representatives of stockholders for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of our common stock.

ADDITIONAL INFORMATION

Where can I find additional information about National American University Holdings, Inc.?

Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about us. You can also find additional information about us on our website at www.national.edu.

CORPORATE GOVERNANCE

Our Board is elected by our stockholders to oversee our business and affairs. The Board monitors and evaluates our business performance through regular communication with our chief executive officer and by holding Board meetings and Board committee meetings.

The Board values effective corporate governance and adherence to high legal and ethical standards. We have adopted the Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to our employees, officers and members of our Board. This Code of Conduct is intended to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission (the “SEC”), compliance with applicable laws, rules and regulations, prompt internal reporting of violations of the Code of Conduct, accountability for any violation of the Code of Conduct, and a culture of compliance and ethics. Our Code of Conduct is posted on our website at www.national.edu under the “Investor Relations” link. A paper copy is available to stockholders free of charge upon request to our Corporate Secretary.

Director Independence

We adhere to the director independence requirements under The NASDAQ Stock Market LLC (“NASDAQ”) corporate governance rules. For a director to be considered independent under NASDAQ rules, the Board must affirmatively determine that a director or director nominee does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under these director independence standards, the Board has determined that each of Dr. Crane, Dr. Saban, Mr. Warnock, Mr. Halbert and Mr. Berzina is independent. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, and family and other relationships, and on discussions with our directors.

Board’s Role in Risk Oversight

Our Board is responsible for oversight of our risks assessment and management process. The Board executes this oversight responsibility directly and through the standing committees of the Board. The Board and its committees regularly review and discuss with management our material strategic, operational, financial, regulatory compliance, and compensation risks.

The audit committee performs a central oversight role with respect to financial and compliance risks. The audit committee reviews and assesses the qualitative aspects of financial reporting, process to manage financial and financial reporting risk, and compliance with applicable legal, ethical and regulatory requirements. The audit committee regularly reports its findings to the Board. The compensation committee reviews and discusses with management the impact of our compensation policies and practices on risk taking within our organization. The Board dissolved the corporate governance and nominating committee on October 29, 2012 but, prior to its dissolution, the corporate governance and nominating committee assisted the Board in overseeing management’s processes for the assessment and management of non-financial risks and the steps that management has taken to monitor and control exposure to such risks. Oversight of these risks is now the responsibility of the Board.

Board Leadership Structure

Our Board elects its Chairman and appoints the Company’s Chief Executive Officer according to what it determines is best for the Company and its stockholders at any given time. The offices of Chairman and Chief Executive Officer are currently held separately, which the Board has determined is in the best interests of the Company and its stockholders at this particular time. However, the Board does not believe there should be a fixed rule as to whether the offices of Chairman and Chief Executive Officer should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to fulfill these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the Company and its stockholders.

Certain Relationships and Related Transactions

Our Code of Conduct requires our employees to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest. The employees also are responsible to disclose to our compliance officer any actual or perceived conflict of interest. Related party transactions with respect to companies like ours are defined under the SEC rules. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Related party transactions are not permitted without the prior consent of our audit committee, or other independent committee of our Board if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. In approving or rejecting the proposed transaction, our audit committee will consider the facts and circumstances available and deemed relevant to the committee, including the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our audit committee will approve only those agreements and arrangements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. The audit committee and disinterested directors approved the following related party transactions.

Mr. Robert D. Buckingham, the chairman of our Board, has a son, Michael Buckingham, and a daughter, Deborah Buckingham, who are employed by the Company, and in the aggregate their compensation exceeded $120,000 during the fiscal year ended May 31, 2013. Michael Buckingham’s compensation during that period was $123,329.93 and Deborah Buckingham’s compensation during that period was $64,569.96.

Board Committees and Their Functions

Our Board has established a standing audit committee and a compensation committee. It is our policy that all directors should attend the Annual Meeting. All directors, except Mr. David Warnock, attended last year’s annual meeting of stockholders.

Audit Committee

The audit committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The audit committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risk and our compliance with significant applicable legal, ethical and regulatory requirements. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our audit committee are Dr. Saban, who serves as chair of the committee, Dr. Crane and Mr. Berzina. Our Board has determined that Dr. Saban is an “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. Each member of our audit committee is independent under the NASDAQ rules and pursuant to Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The audit committee held four regular meetings during the fiscal year ended May 31, 2013.

The audit committee has adopted a written charter. The audit committee reviews and assesses the adequacy of its written charter on an annual basis. A current copy of the audit committee charter may be found on our website at www.national.edu under the “Investor Relations” link and is available in print to any stockholder who requests it from our Corporate Secretary.

Compensation Committee

Among its various duties and responsibilities, the compensation committee is responsible for recommending to the Board the compensation and benefits of our chief executive officer, establishing the compensation and benefits of our other executive officers, monitoring compensation arrangements applicable to our chief executive officer and other executive officers in light of their performance, effectiveness and other relevant considerations and administering our equity incentive plans. The compensation committee also recommends the total compensation paid to non-management directors. As part of establishing compensation and benefits of our executive officer other than our chief executive officer, our chief executive officer discusses with and recommends to the compensation committee compensation of executive officers other than himself. The compensation committee has the authority to retain and terminate a consultant or other outside advisor on compensation matters and reviews and discusses with our Bard corporate succession plans for the chief executive officer and other key officers. See the “Executive and Director Compensation” section of this proxy statement for additional information regarding our processes and procedures for the consideration and determination of compensation of our named executive officers.

The members of our compensation committee are Mr. Halbert, who serves as chair of the committee, Dr. Crane and Dr. Saban. The composition of our compensation committee meets the independence requirements of NASDAQ required for approval of the compensation of our chief executive officer and other executive officers.

The compensation committee held three regular and three special meetings during the fiscal year ended May 31, 2013.

The compensation committee has adopted a written charter. The compensation committee has the authority to retain outside advisors to assist it in the performance of its duties. A current copy of the compensation committee charter may be found on our website at www.national.edu under the “Investor Relations” link and is available in print to any stockholder who requests it from our Corporate Secretary.

Board Meetings and Attendance

The Board held four regular meetings and one special meeting during the fiscal year ended May 31, 2013. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and Board committees on which he or she served.

Director Nomination Process

Prior to its dissolution, the corporate governance and nominating committee was responsible for recommending candidates for election to the Board. The committee was also responsible for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including board size and membership qualifications, new director orientation, committee structure and membership and succession planning of our chief executive officer and other key executive officers. As of October 29, 2012, the Board assumed all such responsibilities of the corporate governance and nominating committee. In accordance with the requirements of NASDAQ, the director nominees are selected by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

The Board utilizes a variety of methods for identifying and evaluating director nominees. The Board regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, professional search firms, stockholders, or other persons. These candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year.

All director nominees approved by the Board and all individuals appointed to fill vacancies created between our annual meetings of stockholders are required to stand for election by our stockholders at the next annual meeting. When there is an opening on the Board, the Board will consider candidates who meet the requisite director qualification standards determined by the Board. When current Board members are considered for nomination for re-election, the Board also takes into consideration their prior contributions to the Company as directors and meeting attendance. The Board will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders may make such a submission by sending the following information to the Board, c/o Corporate Secretary at the address listed below in “Communications with the Board of Directors”:

•	the name and address of the stockholder who intends to make the nomination;

•	the name and address of the candidate and a brief biographical sketch and resume;

•	the contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and

•	a signed statement confirming the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Board will evaluate the submission of a proposed candidate by a stockholder, based on our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board will determine whether to recommend a candidate for election as a director at the next annual meeting.

Any stockholders desiring to present a nomination for consideration by the Board prior to our 2014 annual meeting must do so no later than May 29, 2014 in order to provide adequate time to duly consider the nominee.

Communications with the Board of Directors

Any stockholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to:

Board of Directors

National American University Holdings, Inc.

Attention: Corporate Secretary

5301 S. Highway 16

Rapid City, South Dakota 57701

Our Corporate Secretary will forward communications received to the chair of the audit committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate.

PROPOSAL NUMBER 1—ELECTION OF DIRECTORS

General Information

Our Bylaws provide that the number of directors shall be fixed from time to time by the Board, not to exceed nine directors. The Board has currently fixed the number of directors at eight. Our Bylaws also provide that each director shall be elected each year by the stockholders at the annual meeting of stockholders, to hold office for a term of one year and until a successor is elected and qualified.

A majority of our directors qualify as “independent” directors under NASDAQ rules.

You may vote for all, some or none of the nominees to be elected to the Board. You may not vote for more individuals than the number nominated, however. The affirmative vote of a plurality of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is necessary to elect each director nominee. We have no reason to expect that any of the nominees will fail to be a candidate at the Annual Meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies. All of the nominees are currently members of the Board and there are no family relationships among the nominees.

IF YOU RETURN A PROXY CARD THAT IS PROPERLY SIGNED BUT YOU HAVE NOT MARKED YOUR VOTE, THAT PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES.

Board Voting Recommendation

Management and the Board recommend that stockholders vote “FOR” the re-election of each of the eight nominees listed below to constitute our Board.

Nominees and Directors

Robert D. Buckingham, 77, became chairman of our Board as of the closing of our transaction with Dlorah on November 23, 2009. Mr. Buckingham has served as president of Dlorah since 1986 and chairman of the board of directors of Dlorah as well as chairman of the board of governors of National American University (“NAU”) since 1991. He is a member of the board of directors of the Rapid City Defense Housing Corporation, which owns and leases the Dakota Ridge housing to Air Force personnel. From 1960 to 1981 he worked in various executive and management positions in transportation and real estate development organizations. Mr. Buckingham has a B.S. in Business Management from the University of Colorado. Mr. Buckingham is the father of Michael Buckingham, who is the president of our real estate operations.

Mr. Buckingham’s prior substantial experience as president and chairman of the board of directors of Dlorah enables him to bring significant experience to the Board relating to industry experience, depth of knowledge and familiarity with the Company with unique insights into the Company’s challenges, opportunities and operations.

Dr. Jerry L. Gallentine, 72, is our vice chairperson of our Board and president. He joined our Board and was appointed as our president as of the closing of our transaction with Dlorah on November 23, 2009. Dr. Gallentine has served as university president of NAU since 1993 and was the chief executive officer of NAU from 1993 until April 2009. Dr. Gallentine also currently serves on the board of directors of Salem International University and Schiller International University. Dr. Gallentine has over 45 years of experience in the education industry. He served as president of Western New Mexico University from 1990 to 1993 and was president of Peru State College in Nebraska from 1982 to 1990. From 1979 to 1982, Dr. Gallentine was president at Labette Community College in Parsons, Kansas. He was an assistant professor of biology at Midland Lutheran College in Fremont, Nebraska, from 1965 through 1968. Dr. Gallentine has served in many educational and cultural leadership roles, including past president of the board of directors of the Nebraska Educational Television Council for Higher Education, past chairman of the Council of Presidents of the Nebraska State College System, member of the board of directors of the Nebraska Humanities Council and founding member of the Nebraska Foundation for the Humanities. Dr. Gallentine has a B.S. from Fort Hays (Kansas) State University, and a M.Ed., M.S. and Ph.D. from the University of Toledo.

Dr. Gallentine’s experience as university president and chief executive officer of NAU brings significant expertise, skills and experience to the Board with respect to leadership, business operations and industry knowledge.

Dr. Ronald L. Shape, 46, joined our Board in April 2013. Dr. Shape is also our chief executive officer and has been serving in that capacity since the closing of our transaction with Dlorah on November 23, 2009. Dr. Shape also served as our chief financial officer from November 2009 until October 2011. He has been the chief executive officer of NAU since April 2009, and was the chief operating officer of NAU from 2006 until 2009. Dr. Shape also served as the chief fiscal officer of NAU from 2002 until the closing of our transaction with Dlorah, In 2001, Dr. Shape was selected as the assistant to the university president of NAU and served as regional president for the Minnesota region with NAU in 2000. Dr. Shape worked in a number of different positions at NAU from 1991 to 2000, including system controller, assistant director of financial aid and student account specialist. Dr. Shape served as executive vice president of NAU’s Sioux Falls, South Dakota campus from 1998 to 2000 and on the boards of Fountain Springs Community Church between 2006 and 2010 and of Quall Road District in Black Hawk, South Dakota between 2006 and 2009. Dr. Shape currently serves on the board of directors of the Education Consolidation Corp., an investment vehicle that consolidates quality post-secondary education institutions throughout Canada, and of Sodak Development, Inc. Dr. Shape has a B.A. from Dakota Wesleyan University and an MBA and Ed.D. from the University of South Dakota.

Dr. Shape’s s particular qualifications for service on our Board include his substantial experience and understanding of the Company’s business, and industry knowledge.

Dr. Therese K. Crane, 63, rejoined our Board in January 2010. She was previously a member of our Board from November, 2007 until November 23, 2009, when she resigned in connection with the closing of the Dlorah transaction. Since August 2003, she has operated Crane Associates, an educational technology consulting practice, advising educational technology companies in business strategy, marketing and sales. She currently serves in various leadership capacities within the education industry, including as a scholar for the National Education Association Foundation and trustee for the Western Governors University, and as a board of director of Renaissance Learning. From 2003 to June, 2011, Dr. Crane served as a consultant for e-Luminate Group, an education consulting firm. Also, from 2003 until June 2005, Dr. Crane served on the board of AlphaSmart, a provider of affordable, portable personal learning solutions for the K-12 classroom. From 2006 to 2012, she was a board member of Tutor.com. From 2000 to 2003, Dr. Crane was vice president, information and education products at America Online. She was president of Jostens Learning Corporation and its successor company, Compass Learning, from 1997 to 2000. From 1994 to 1997, Dr. Crane also held various positions with Apple Computer, including senior vice president, Education of Americas, and senior vice president, Worldwide Strategic Market Segments. Dr. Crane started her career as an elementary school classroom teacher. Dr. Crane has a B.S. in elementary education from the University of Texas at Austin, an M.Ed. in early childhood education and an Ed.D. in administrative leadership from the University of North Texas.

Dr. Crane’s prior experience on our Board and her extensive consulting work in the educational technology industry brings considerable expertise, leadership and sound guidance to the Board. Further, Dr. Crane’s experience as board members of other public companies adds expertise to our compensation and audit committees.

Dr. Thomas D. Saban, 61, joined our Board as of the closing of our transaction with Dlorah on November 23, 2009. He has been serving as the vice president of administration and finance and chief financial officer of Rocky Vista University, College of Osteopathic Medicine since November 2008. Dr. Saban has over 24 years of experience in the education industry. He served as the vice president for finance and administration/chief financial officer at Texas A&M University from September 2007 to November 2008, associate vice president for planning, budgets and research at St. Petersburg College in Florida from October 2002 to September 2007 and as the vice president for administration and finance/chief financial officer at Worcester State College in Massachusetts from September 1996 to October 2002. He also served as the vice president for finance and administration/chief financial officer of Chadron State College in Nebraska from July 1990 to September 1996. Dr. Saban held a number of other educational and leadership roles from 1982 to 1990, including as controller, director of finance and system coordinator/project leader. Dr. Saban has a B.S. from the University of Wyoming, an MBA from the University of Miami and a Ph.D. from Barry University.

Dr. Saban’s financial expertise in the education industry provides valuable specialized knowledge and financial and analytical skill to the Board.

David L. Warnock, 55, has served on our Board since April, 2007. Mr. Warnock is also a partner with Camden Partners and co-founded the firm in 1995. Mr. Warnock was formerly the chairman and chief executive officer of Camden Learning, our predecessor company. He serves on a number of boards of public and private companies. These include: New Horizons Worldwide, Inc., an information technology training company; Questar Assessment, Inc., formerly Touchstone Applied Science Associates, which provides testing and assessment services for standardized testing; and Calvert Education Services, the nation’s largest non-sectarian home-schooling organization. Mr. Warnock served as the chairman of Nobel Learning Communities, Inc., a nationwide provider of pre-K through 8th grade private schools, from September 2003 through February 2004. Mr. Warnock also has previously served on the boards of Concord Career Colleges from 1997 through 2006, Children’s Comprehensive Services, Inc. from 1993 to 1996, and American Public University from 2005 through 2009. Mr. Warnock is also involved with numerous non-profit organizations. He is the Chairman of the Center for Urban Families. Mr. Warnock earned a B.A. degree from the University of Delaware and an M.S. in Finance from the University of Wisconsin. Mr. Warnock is also a Chartered Financial Analyst Charterholder.

Mr. Warnock’s considerable experience on other education industry boards brings significant corporate governance and leadership skills to our Board.

Richard L. Halbert, 70, joined our Board in June 2012. Mr. Halbert has served as a member of NAU’s board of governors for the past 16 years and is a former chair of the National American University Foundation, which was originally established as the NCB Foundation in 1967 for the purpose of making loans and providing scholarships, fellowships, grants, and other financial assistance to or for the benefit of students and faculty of NAU. From 2001 to 2007, Mr. Halbert also served as a member of the board of trustees for the Nebraska State College Board, which oversees the three state colleges. Mr. Halbert possesses over 20 years of operational and business advisory experience. In 1991, he co-founded Arck Foods, Inc., a ham processing company, for which he currently serves as secretary and corporate counsel. Since 1991, he has also served as president and secretary of Ol’ Farmers Brand, Inc., a subsidiary of Arck Foods, Inc. that sells hams to Walmart. Since 1982, Mr. Halbert has served as a member of the board of directors of Southeast Nebraska Communications, Inc., for whom he is also corporate counsel. As an attorney at law whose firm Halbert, Dunn & Halbert, LLC provides estate planning and business counseling, Mr. Halbert brings over 40 years of extensive legal experience to the Board. He is a Fellow in The American College of Trust and Estate Counsel.

Mr. Halbert’s past contributions to our Company and extensive experience in higher education, corporate development, and legal advisory provides valuable knowledge and experience to our Board.

Jeffrey B. Berzina, 41, has been serving as the Vice President – Strategic Planning and Corporate Development of Black Hills Corporation, a diversified energy company publicly traded on the New York Stock Exchange, since March 2013. Mr. Berzina has also held various other positions at Black Hills Corporation, including Vice President – Corporate Controller from May 2009 to March 2013, Vice President – Finance from November 2008 to May 2009, Assistant Corporate Controller from May 2004 to November 2008, and Director of Financial Reporting/Manager of Financial Reporting from July 2000 to May 2004. Mr. Berzina served as the chair of the Investment Committee and served on the Finance Committee of the Rapid City Catholic Schools from July 2009 to July 2012. Mr. Berzina is a University of South Dakota graduate and has practiced as a Certified Public Accountant.

Mr. Berzina’s considerable experience overseeing the accounting/finance function of a publicly traded company and his extensive knowledge of the SEC rules and regulations and accounting rules along with his strong understanding of the design and management of internal controls over financial reporting brings an in-depth and wide range of experience, particularly with respect to financial and regulatory matters, to our Board.

EXECUTIVE OFFICERS

The following sets forth information about our non-director executive officers as of the date of this proxy statement. For information regarding Dr. Jerry Gallentine, our president, and Dr. Ronald L. Shape, our chief executive officer, see “PROPOSAL NUMBER 1—ELECTION OF DIRECTORS—Nominees and Directors.”

Name	Position
Dr. Ronald L. Shape Venessa D. Green	Chief Executive Officer Chief Financial Officer
Dr. Jerry Gallentine	President
Dr. Samuel D. Kerr	Chief Operating Officer, General Counsel and Secretary
Michaelle J. Holland	President of Campus Operations
Dr. Robert A. Paxton	President of Online Operations
Scott E. Toothman	Vice President of Institutional Support and Military Services for NAU
Michael Buckingham	President, Real Estate Operations

Venessa D. Green, 40, was appointed as our chief financial officer in October 2011. Ms. Green also served as the chief financial officer of NAU from April 2010 until September 2011. Ms. Green served as interim chief financial officer of NAU from June 2009 to April 2010. Ms. Green served as vice president of finance of NAU from June 2008 to June 2009. From December 2004 to June 2008, she served as the business manager/controller of NAU. Ms. Green has also served as an adjunct faculty member of NAU since December 2006. Ms. Green is a licensed certified public accountant in the State of South Dakota and has been a member of the American Institute of Certified Public Accountants since 2007 and a member of the South Dakota Certified Public Accountant Society since 2007. Ms. Green obtained a B.S. from DeVry Institute of Technology and an MBA from NAU.

Dr. Samuel D. Kerr, 53, was appointed as our chief operating officer, general counsel and secretary in May 2013. Dr. Kerr served as provost, general counsel and secretary, since the closing of our transaction with Dlorah on November 23, 2009. Dr. Kerr has served as the provost/general counsel of NAU since 2008 and as an adjunct faculty member of NAU since 2002. Dr. Kerr was the system vice president for administration and general counsel of NAU from 2004 to 2008 and served as vice president for human resources and general counsel from 2001 to 2004. Dr. Kerr served as managing partner of Banks, Johnson, Colbath & Kerr, Prof. L.L.C. from 1995 to 2001, where he served as outside legal counsel to NAU from 1999 to 2001. Dr. Kerr was an associate attorney at Wallahan & Eicher from 1992 to 1995 and an English/Journalism teacher at Rapid City Central High School in South Dakota from 1985 to 1989. Dr. Kerr has a B.S. and B.S.Ed. from Black Hills State University, an M.Ed. from South Dakota State University, a J.D. from the University of Nebraska-Lincoln College of Law and an Ed.D. from the University of South Dakota.

Michaelle J. Holland, 49, was appointed president of campus operations in October 2011. From June 2007 to October 2011, she served as regional president of NAU-East, Southeast and Midwest. From June 2002 to June 2007, she served as regional president of NAU-Southeast. Since becoming a regional president, Ms. Holland supervised the opening of NAU’s first nursing program as well as opening an education site in Wichita, Kansas and education centers in Minnetonka, Minnesota, and Lee’s Summit, Missouri. From 1999 to 2002, she served as a campus president for the Lincoln School of Commerce, where she managed a campus of approximately 600 students. From 1991 through 1999, Ms. Holland served in various capacities for NAU in the admissions area, including as Vice President of Enrollment Management. Ms. Holland received her M.Ed. from MidAmerica Nazarene University in Olathe, Kansas and her bachelor’s degree in Business Administration from NAU.

Dr. Robert A. Paxton, 57, was appointed to the president of online operations in January 2009. From January 1995 to August 2008, Dr. Paxton served as president of Iowa Central Community College. Dr. Paxton served as vice president of instruction of Cowley County Community College and Area Vocational-Technical School, Arkansas City, Kansas, from June 1990 to December 1994 and as dean of student services from July 1988 to June 1990. Dr. Paxton received his B.A. from Nebraska Christian College, M.S. from Fort Hayes State University and Ph.D. from University of Texas at Austin.

Scott E. Toothman, 61, was appointed as vice president of institutional support and military services for NAU in February 2010. From February 2004 to February 2010, Mr. Toothman was the campus director for NAU’s Ellsworth Air Force Base campus. From September 2002 to February 2004, he served as an adjunct faculty member for NAU. Prior to joining NAU, Mr. Toothman served in the US Air Force’s highest enlisted grade as operations manager for an aircraft component repair facility. Mr. Toothman received an associate of applied science degree in avionics technology from Community College of the Air Force, a B.S. from National College in Rapid City, South Dakota, and an MBA from NAU.

Michael Buckingham, 55, was appointed president of our real estate operations as of the closing of our transaction with Dlorah on November 23, 2009. Mr. Buckingham oversees the maintenance of the educational sites in the NAU system, as well as properties being developed and managed by our real estate operations. Mr. Buckingham served as corporate vice president of Dlorah from 1992, and the president of our real estate operations from 1988, until the closing of the Dlorah transaction. Mr. Buckingham served as an elected official on the Rapid City School Board from June 1998 through December 2002 when he resigned after being elected to the South Dakota House of Representatives, where he served until January 2009. He continues to be active in local politics and advises NAU on issues that may impact the university by local and state legislative bodies. Mr. Buckingham obtained a B.S. from the University of South Dakota and an MBA from NAU. Mr. Buckingham is the son of Robert D. Buckingham, the chairman of our Board.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

The compensation committee sets our compensation principles that guide the design of compensation plans and programs for executive management. The compensation committee is charged with establishing, implementing and continually monitoring the executive compensation program and in doing so endeavors to achieve and to maintain a comprehensive package that is both fair and competitive in furtherance of our overall objectives.

Our compensation program is designed to attract and retain highly qualified personnel, encourage and reward superior company performance, with the best interests of our students in mind. Compensation of our officers and directors is designed to be consistent with the U.S. Department of Education regulations.

Compensation Philosophy

Our executive compensation philosophy is to maintain a compensation program that is both fair and competitive and which rewards performance of our senior management. To that end, we seek to set base salaries of our executive officers at levels that are comparable with that of executive officers at other comparable companies, who have similar job descriptions, responsibilities and qualifications, such as experience and education level. We also compare base salaries of our executive officers to those individuals at the Company with similar or the same job titles, responsibilities, performance expectations, years of service at the Company, experience and education level. We may also adjust an executive officer’s base salary from year-to-year based on his or her achievement of subjective performance factors, such as providing effective day-to-day leadership and management of the university’s operations, developing strategic business plans, motivating and coordinating a high performance management team, and supervising quality control systems of the university’s academic programs. Our compensation committee also considers whether such executive consistently met or exceeded his or her key operational targets, such as profit margins and net income. In considering these factors, our compensation committee does not allocate additional weight to one factor over an another in setting base salary, but rather takes the various factors and reviews into consideration as a whole. Through this process, we seek to set base salaries of our executive officers that are both competitive and fair.

We also incorporate certain components into our executive compensation to incentivize our executives to achieve certain financial performance targets on a quarterly and annual basis, such as profit margins and net income. The financial performance targets contained in such formulas are configured to reward achievement of financial goals that reflect successful growth in revenue, increase in profitability, and efficient management of our costs. In setting these goals, the compensation committee may offer greater reward for achieving one metric over another depending on the level of importance it attaches to one factor over another. For example, the compensation committee may provide additional reward for achieving profitability and growth over cost goals, if it determines that such factors are more central to our strategic plan. Review of such metrics and weighing of each factors are conducted on an annual basis. Such a compensation system, we believe, not only encourages hard work, but also simplifies and makes more transparent our pay structure.

The compensation committee believes that our compensation programs are designed with appropriate balance of risk and reward in relation to our overall objectives and do not create risks that are reasonably likely to have a material adverse effect on the Company’s business. In this regard, the compensation committee believes that our mix of short- and long-term compensation elements encourages our management to produce consistent, short-term financial results for the Company, but also encourages our management to increase long-term stockholder value. In particular, our quarterly and annual achievement awards reward our executive officers for achieving our short-term financial goals. Our long-term compensation, on the other hand, has an equity-based component that is intended to ensure that our executive officers’ focus on increasing long-term stockholder value. Through vesting and other performance measure provisions, our long-term compensation program is also designed to emphasize the performance measures that our executive officers need to achieve in order to deliver stockholder value.

Consistent with our compensation philosophy, the executive compensation program has been specifically designed to achieve the following objectives:

•	Meet the demands of the market. Provide an attractive combination of salary and quarterly, annual and long-term compensation at competitive levels among our peers who provide similar educational services in the markets we serve, to enable the recruitment and retention of highly qualified executives. We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract and retain qualified candidates by providing compensation that is competitive within the for-profit education industry and the broader market for executive talent. Our executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that are consistent with the executives’ alternatives.

•	Aligning with Stockholders. Align the interests of executives with those of our stockholders through grants of equity-based compensation that also provide opportunities for ongoing executive ownership. Our compensation program uses equity-based awards, the value of which is contingent on our longer-term performance, in order to provide our executive officers with a direct incentive to seek increased stockholder returns. Our stockholders receive value when our stock price increases and by using equity-based awards, our executive officers also receive increased value when our stock price increases and decreased value when it decreases. We believe that equity-based awards exemplify our philosophy of having a straightforward structure by reminding executive officers that one measure of long-term corporate success is increased stockholder value over time. Because our equity awards are granted with time-based vesting, we believe these awards also aid in the retention of our executive officers.

•	Driving Performance. Structure executive compensation around the attainment of both company-wide and individual targets that further the Company’s long-range goals with the best interests of our students in mind and consistent with the U.S. Department of Education regulations. Link executive pay to attainment of both company-wide and individual targets to further and reward achievement of Company’s long-range goals.

Compensation Consultants and Management

Dr. Ronald L. Shape, our chief executive officer, on an annual basis makes recommendations to the compensation committee of our Board of the base salaries of our executive officers, other than for himself and Dr. Jerry Gallentine, our President. The compensation committee also consults with Dr. Shape in identifying key operational targets of the Company and determining appropriate individual performance metrics for the executive officers for the following fiscal year.

In determining fiscal 2013 compensation, the compensation committee continued to take into consideration a report prepared by Aon Hewitt, an executive compensation consultant engaged by the committee during 2011. Aon Hewitt was asked by the committee to review and provide feedback regarding management’s analysis of compensation-related data and to provide information regarding competitive compensation values of long-term incentive compensation to assist the committee in determining the design of our long-term equity award program for fiscal 2012. The report from April 2011 evaluated our executive officers’ salaries, cash incentive bonuses and equity-based compensation. The report included benchmarking executive compensation against comparable public companies that provide similar educational services in the markets we serve, such as Apollo Group Inc., Devry, Inc., Strayer Education, Inc., Education Management Corporation, Career Education Corp., ITT Educational Services, Inc., Capella Education Co., K12 Inc., American Public Education Inc., Lincoln Educational Services Corp., Archipelago Learning, Inc., Universal Technical Institute, Inc., Cambium Learning Group, Inc., Princeton Review Inc., Learning Tree International Inc., and Nobel Learning Communities, Inc. The compensation committee realizes that benchmarking the Company’s compensation against the compensation earned at comparable companies may not always be appropriate, but it believes that engaging in a comparative analysis of the Company’s compensation practices is a useful tool to understand the competitiveness of the compensation it pays its executive officers. This benchmarking indicated that the Company’s compensation of its executive officers was at or below the median of executives with similar roles at the peer companies. The compensation committee did not retain an outside consultant in 2012 or in 2013.

Compensation Elements

The compensation program for our executive officers is comprised primarily of three elements: base salary, quarterly and annual incentives, and long-term equity awards. The amount of each compensation element that is paid in proportion to the total compensation for each named executive officer depends on overall market conditions and the financial performance achieved by the Company.

Base Salary. Base salary is an integral part of compensation for our executive officers. Unless determined pursuant to an employment agreement, the compensation committee generally recommends and the Board approves base salary levels for our named executive officers after completion of our annual employee performance review program and during the time when any salary changes are to take effect. In general, the compensation committee considers the following factors: (i) individual’s performance and contribution to the long-range goals of the Company’s recent operating results and, and (ii) review of salaries in the market survey data and for similar positions for comparable companies.

Quarterly and Annual Incentives. We have placed an emphasis on performance-based quarterly and annual achievement awards that are designed to reward our executive management team based on the achievement of specific performance measures and goals. We believe quarterly and annual performance-based pay furthers our compensation philosophy and objectives by focusing our executive officers on corporate goals, encouraging continuous quality improvement and providing straightforward awards. The target for quarterly and annual achievement awards pay for our executive officers is expressed as a percentage of base salary.

Long-Term Equity Awards. We believe that executive officers should have a significant potential to benefit from increases in our equity value in order to align the interests of the executive officers and our stockholders. The Company provides long-term equity awards under the National American University Holdings, Inc. 2009 Stock Option and Compensation Plan, or the 2009 Plan. The 2009 Plan gives the compensation committee the latitude of awarding stock options, non-qualified stock options, restricted stock and other types of long-term equity awards. Our equity awards may be split between stock options, restricted stock and restricted stock units so that the executive officers are incentivized to preserve as well as grow stockholder value. Our stock options, restricted stock and restricted stock unit awards use one to three-year vesting with options having ten-year terms.

Discussion of Executive Compensation Decisions

Base Salaries

Our named executive officers’ compensation was determined, in part, by arrangements in effect between Dlorah and such named executive officer. The base salary of Dr. Shape was determined pursuant to his employment agreement that is described below under the heading “Employment Agreements.” In setting the annual base salary of our senior executive officers, including Ms. Holland and Dr. Kerr, the compensation committee of our Board considered base salaries of other officers of similar ranks at the Company and at companies that provide similar educational services in the markets we serve (as reported in 2011 Aon Hewitt’s report) and compared responsibilities of the position, performance expectations, years of service, experience and education level. Our compensation committee does not have a predetermined formula or metric in comparing these factors, but generally sets a base salary it believes to be competitive but fair for each of our executive officers, based on the recommendations made by our chief executive officer. The amount of base salaries paid to each named executive officer for the fiscal years ended May 31, 2013 and 2012, are reported in the column captioned “Salary” of the “Summary Compensation Table” below.

Equity Awards

The compensation committee believes that it is in the best interest of our stockholders to have a substantial component of total compensation “at-risk” and dependent upon our financial performance. In fiscal year 2013, we granted stock, restricted stock units and stock options to our named executive officers as a component of executive compensation. In fiscal year 2012, we granted stock options and restricted stock units to our named executive officers. We granted stock options to the named executive officers to incentivize strong financial performance and increase value to our stockholders. The restricted stock units vest only if we meet or exceed performance goals pre-determined by our Board and the compensation committee in accordance with our strategic plan. The vesting schedule was designed to incentivize the named executive officers to reach our performance goals and to retain our executives, and therefore, align the interests of the named executive officers and our stockholders. Awards of restricted stock units have a value equal to an identical number of shares of common stock, but do not have voting rights with respect to the award, until the awards vest in accordance with their terms.

During the first quarter of fiscal 2012, we granted 19,000, 4,000, and 4,700 shares of restricted stock units to Dr. Shape, Dr. Kerr and Ms. Holland, respectively. The purpose of granting restricted stock units is to encourage eligible management employees to produce a superior return for our stockholders and to remain in the employ of NAU. For each of the named executive officers, the vesting of the restricted stock units granted in fiscal year 2012 was dependent upon the Company achieving a fiscal year EBIT (earnings before interest and taxes) margin of 19% or more at May 31, 2012 and the grantee’s continued employment with the Company on each of the vesting dates as set forth below. The applicable performance target was not met at May 31, 2012 and, as the result, the restricted stock units did not vest and were forfeited.

Fiscal year ending May 31	Performance Targets	Vesting Schedule, upon Achievement of Performance Targets
2012	(i) EBIT margin of 19% or more at May 31, 2012; and (ii) Grantee employed by the Company	1/3
2013	(i) EBIT margin of 19% or more at May 31, 2012; and (ii) Grantee employed by Company	1/3
2014	(i) EBIT margin of 19% or more at May 31, 2012; and (ii) Grantee employed by the Company	1/3

In the first quarter of fiscal 2013, the compensation committee granted restricted stock units to the eligible management employees to encourage them to produce strong financial results for the first half of fiscal 2013. The compensation committee believed it to be in the best interest of our stockholders to tie a portion of executive compensation to achievement of strong short-term performance results. The compensation committee granted 6,682, 1,407 and 1,653 shares of restricted stock units to Dr. Shape, Dr. Kerr and Ms. Holland, respectively. The vesting of these restricted stock units was dependent upon the Company achieving at least 90% of the planned EBIT through the second quarter of fiscal year 2013 and each of the grantee’s continued employment through the vesting date. We are not disclosing specific Company performance targets, including planned EBIT because we believe such disclosure would cause us competitive harm in that it would reveal confidential future business plans and objectives. In particular, we set our EBIT targets based on our confidential strategic business plan and budget that is developed during our fiscal planning process and approved by the Board on an annual basis. Because our revenue and expenditure projections are based on our internal forecasts and confidential information about our business and developed primarily as a tool to facilitate strategic planning, disclosure of this target would cause us significant competitive harm. We believe that the planned EBIT target set for Dr. Shape, Dr. Kerr and Ms. Holland was challenging and required substantial effort in order to be attained, based on the fact that the planned EBIT for the second quarter ended in fiscal 2013 was at least 10% greater than the actual EBIT for the same period in the prior year. As a result of the Company having achieved at least 90% of the planned EBIT through the second quarter of fiscal year 2013, 90% of the discretionary restricted stock units granted to each of the named executive officers vested.

In addition to the short-term based restricted stock units, the compensation committee also granted in the first quarter of fiscal 2013, 7,500 and 8,400 shares of restricted stock units to Dr. Kerr and Ms. Holland, respectively, that vest based on achievement of planned EBIT margins at May 31, 2013. Once the planned EBIT margins are achieved in accordance with the following vesting table, the restricted stock units vest in three equal annual amounts starting on August 6, 2013, provided the officer is employed as of such dates. Again, we are not disclosing the specific planned EBIT margin as we believe that the disclosure thereof would cause us competitive harm. To encourage the achievement of a higher EBIT margin for the 2013 fiscal year, the compensation committee, in accordance with the Company’s strategic plan, established an aggressive EBIT margin for 2013. The planned EBIT margin for 2013 was greater than 50% of the prior year’s actual EBIT margin. Based on our prior year’s EBIT margin, we believe that achieving at least 90% of the planned EBIT margin for 2013 would be achievable, but very challenging. The applicable performance target was not met at May 31, 2013 and, as the result, the restricted stock units did not vest and were forfeited.

Performance Target	Percentage of maximum number of restricted stock units
Less than 90% of planned EBIT margin	0%
Greater than 90% but less than 95% of planned EBIT margin	75%
Greater than 95% but less than 100% of planned EBIT margin	85%
Achievement or exceeding planned EBIT margin	100%

In fiscal year 2012, each of Dr. Kerr and Ms. Holland was granted stock options to purchase 11,800 and 13,800 shares, respectively. In fiscal year 2013, each of Dr. Kerr and Ms. Holland was granted stock options to purchase 34,100 and 38,300 shares, respectively. As a result of the acceptance by the eligible option holders of the exchange offer described in Proposal 4 in this proxy statement, all of their stock options granted in fiscal years 2012 and 2013 were canceled as of May 31, 2013.

In addition to discretionary restricted stock units, in fiscal year 2013, in accordance with the terms of the employment agreement between National American University and Dr. Ronald Shape, Dr. Shape received $75,000 in stock as part of his annual base pay, and $118,516 as part of his annual incentive pay, as described below.

Annual and Quarterly Incentives

Dr. Ronald L. Shape. Pursuant to his compensation arrangement, Dr. Shape was eligible for quarterly and annual achievement awards based on achieving predetermined performance objectives and targets for the Company for fiscal years ended May 31, 2012 and 2013.

For the fiscal year ended May 31, 2012 and pursuant to his prior employment agreement, Dr. Shape was eligible to receive a cash payment as follows: to the extent the Company’s actual EBIT for fiscal year 2012 exceeds the Company’s budgeted EBIT for the fiscal year, 20% of the excess would be designated for an “Annual Achievement Award.” The total Annual Achievement Award would then be distributed to cabinet level officers, with Dr. Shape receiving 25% of the total, subject to a maximum of 80% of his annual base salary with respect to the Annual Achievement Award, as set forth in the Chief Executive Officer Incentive Compensation Plan dated effective as of June 1, 2011. Dr. Shape was also eligible for additional quarterly compensation based on the Company’s quarterly pre-tax profit margin and objectives related to institutional effectiveness. The amount of the additional quarterly compensation would be calculated quarterly by taking the appropriate percentage multiplied by Dr. Shape’s current annual base salary and paid semi-monthly on the Company’s regular payroll schedule in five equal payroll installments beginning after the financial statements for the prior quarter have been finalized. Dr. Shape would receive a percentage of his annual base salary each quarter based on achieving the objectives set forth below.

Quarterly Objectives	Percentage of Annual Base Salary	Description
1	8.75% per quarter	For achieving the approved budgeted NAUH pre-tax profit margin for the quarter.
2	8/75% per quarter	For achieving predetermined NAUH quarterly objectives to institutional effectiveness.

Pursuant to the above formula, for the fiscal year ended May 31, 2012, Dlorah awarded Dr. Shape $149,625 in total cash achievement awards.

For the fiscal year ended May 31, 2013, pursuant to the terms of his current employment agreement, Dr. Shape was eligible to receive an annual incentive pay. Annual incentive pay was determined in accordance with the following guidelines and other terms and exclusions as set forth in his employment agreement and was paid 75% in cash and 25% in Company stock under the 2009 Plan. Operating ratio was calculated by dividing total operating expenses by total revenue, except that the operating expenses and gross profit does not include: provisions for state and federal income taxes; interest income; interest expense; contribution to the Company’s 401(k) retirement program; gains and losses from securities; extraordinary items shown on the financial statement and gains or losses from the sale of major corporate properties outside the normal course of business; business expansion and development expenses and income from the inception through a period of two years from the date of enrollment of the first student at any new campus, location or program; accrued annual bonus calculations for the chief executive officer; and compensation expense of and for the Board.

Performance Guidelines	Payout
Company achieves an operating ratio (total operating expenses over total revenue) of less than 90%	No annual incentive pay
Company achieves an operating ratio (total operating expenses over total revenue) of equal to or less than 80%	Annual incentive pay of 1% of the Company’s total revenue (less Dr. Shape’s base salary)
Company achieves an operating ratio (total operating expenses over total revenue) between 80% and 90%	Prorated annual incentive pay

In accordance with the above annual incentive pay guidelines, the compensation committee determined that the Company had achieved an operating ratio of between 80% and 90%. As a result, Dr. Shape was awarded a prorated annual incentive pay of $355,546 in cash and $118,516 in stock in annual incentive pay for fiscal year 2013.

Dr. Samuel Kerr and Michaelle J. Holland. Pursuant to his and her compensation arrangements, Dr. Kerr and Ms. Holland were eligible for quarterly and annual achievement awards based on achieving predetermined performance objectives and targets for the Company for fiscal years ended May 31, 2013 and 2012.

Pursuant to his and her compensation arrangements, for fiscal year 2012, Dr. Kerr and Ms. Holland were eligible for annual achievement award components determined by a percentage of the excess of the amount of the Company’s actual EBIT over the budgeted EBIT for the 2012 fiscal year. To the extent the Company’s actual EBIT for fiscal 2012 exceeds the Company’s budgeted EBIT for 2012, as determined by the Board, 20% of the excess would be designated for an annual achievement award pool. The maximum amount of the annual achievement award that each of Dr. Kerr and Ms. Holland was entitled to receive in fiscal 2012 was 60% of his and her annual base salaries. Dr. Kerr and Ms. Holland were also eligible for quarterly achievement awards based on meeting the Company’s budgeted quarterly pre-tax profit margins and certain quarterly organizational objectives related to institutional effectiveness goals, as set forth below. The maximum amount of quarterly achievement award that each of Dr. Kerr and Ms. Holland was entitled to receive in fiscal 2012 was 40% of his and her annual base salaries.

Quarterly Objectives	Percentage of Annual Base Salary	Description
1	5% per quarter	For achieving the approved budgeted NAUH pre-tax profit margin for the quarter.
2	5% per quarter	For achieving predetermined NAUH quarterly objectives to institutional effectiveness.

The Company’s actual EBIT did not exceed budgeted EBIT for fiscal year 2012 and, as a result, neither Dr. Kerr nor Ms. Holland received an annual achievement award for fiscal year 2012. However, as the Company met the budgeted quarterly pre-tax profit margins and the predetermined quarterly organizational objectives related to institutional effectiveness goals for two of the fiscal 2012 quarters, Dlorah awarded to Dr. Kerr and Ms. Holland total quarterly achievement awards of $46,750 and $51,250, respectively.

For fiscal year 2013, Dr. Kerr and Ms. Holland were again eligible for annual achievement award and quarterly achievement awards. The quarterly achievement awards were based on meeting the Company’s pre-approved quarterly pre-tax profit margins and certain quarterly organizational objectives related to institutional effectiveness goals. For each fiscal quarter in which the Company achieves the pre-approved quarterly pre-tax profit margins (“profit target”), Dr. Kerr and Ms. Holland would receive an award equal to 7.5% of their annual base salaries or 3.75% for achieving more than 90% but less than 100% of the profit target. In addition, for each fiscal quarter in which the Company achieves a Grade of “A” for institutional effectiveness as determined and approved by the Board, Dr. Kerr and Ms. Holland would receive an award equal to 7.5% of their annual base salaries or 3.75% for achieving a Grade of “B” for institutional effectiveness. The maximum amount of quarterly achievement awards that Dr. Kerr and Ms. Holland could earn in fiscal 2013 was 60% of their annual base salaries. We are not disclosing the quarterly profit targets because we believe such disclosure would cause us competitive harm in that it would reveal confidential future business plans and objectives. We set our quarterly profit targets based on our confidential strategic business plan and budget. Because our revenue and expenditure projections are based on our internal forecasts and confidential information about our business and developed primarily as a tool to facilitate strategic planning, disclosure of the profit targets would cause us significant competitive harm. Based on our prior years’ quarterly profit figures and our strategic business plans and objectives, we believe these profit targets were set sufficiently high to provide incentive to achieve a high level of performance. We believe it was difficult, although not unattainable, for the targets to be reached and, therefore, no more likely than unlikely that the targets will be reached. The Company was able to meet the profit target only during one out of four quarters, and achieved a grade of “B” for institutional effectiveness during the four quarters in fiscal 2013. As a result, Dr. Kerr and Ms. Holland earned $55,125 and $61,875 in quarterly achievement awards during fiscal 2013, respectively.

The fiscal year 2013 annual achievement award component, however, was determined based on the Company’s EBIT for fiscal year 2013. To the extent that actual EBIT exceeds budgeted EBIT for fiscal 2013, as determined by the Board, 15% of the excess would be designated for an annual achievement award pool, of which Dr. Kerr and Ms. Holland would receive a proportionate share of the award pool. The maximum amount of the annual achievement award that each of Dr. Kerr and Ms. Holland could earn in fiscal 2013 was 60% of their respective annual base salaries. The budgeted EBIT for 2013 was set at an amount greater than 50% of the Company’s actual EBIT for fiscal 2012. Based on the prior year’s actual EBIT, we believe that although exceeding the planned EBIT margin for 2013 would be achievable, it would also be very challenging. The Company’s actual EBIT did not exceed budgeted EBIT for fiscal 2013, and thus no annual achievement award was granted to Dr. Kerr and Ms. Holland.

Discretionary Bonus

Although annual achievement award bonuses are primarily based on individual and corporate performance, in some circumstances, the Compensation Committee may provide additional discretionary bonus awards. The compensation committee believes that discretionary bonuses, where warranted, can be effective in motivating, rewarding and retaining our executive officers. On July 30, 2012, the board of directors awarded a one-time, cash discretionary bonus awards of $212,687, $16,180 and $17,587 to Dr. Shape, Dr. Kerr and Ms. Holland, to compensation them for the efforts they have made in light of the challenging market conditions during fiscal year 2012.

Summary Compensation Table

The following table and accompanying narrative disclosure explains compensation for the last two fiscal years for the individuals who served as our chief executive officer during fiscal 2013, and for each of the two other most highly-compensated executive officers, other than our chief executive officer, who were serving as executive officers of the Company at the end of fiscal 2013 (collectively, the “named executive officers”).

Name and Title	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Dr. Ronald L. Shape	2013	352,500	212,687	224,253	(3)	0	355,546	12,500	(6)	1,157,486
Chief Executive Officer	2012	427,500	0	0	(4)	256,497	149,625	91,748	(5)	925,370
Dr. Samuel Kerr	2013	245,000	16,180	6,472	(3)	68,507	55,125	12,500	(6)	403,784
Chief Operating Officer	2012	230,000	0	0	(4)	53,855	46,750	12,250	(5)	342,855
Michaelle Holland	2013	275,000	17,587	7,604	(3)	76,945	61,875	12,500	(6)	451,511
President of Campus Operations	2012	250,000	0	0	(4)	62,983	51,250	12,250	(5)	376,483

(1)	Amounts represent the aggregate grant date fair value of stock options as computed in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 10 to our Notes to the Annual Consolidated Financial Statements for the fiscal year ended May 31, 2013 and Note 9 to our Notes to the Annual Consolidated Financial Statements for the fiscal year ended May 31, 2012.
(2)	See discussion under “Annual and Quarterly Incentives” above.
(3)	Amounts represent the aggregate grant date fair value of stock options as computed in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 10 to our Notes to the Annual Consolidated Financial Statements for the fiscal year ended May 31, 2013, and upon the probable outcome of the performance conditions. Management believed it was probable that each named executive officer would receive the entire amount of RSUs granted. Amounts include restricted stock units (“RSU”) granted on August 6, 2012 related to the performance measures of the Company for fiscal year ended May 31, 2013 as follows: Dr. Shape—$30,737; Dr. Kerr—$6,472; and Ms. Holland—$ 7,604. For Dr. Shape, remaining $75,000 represents his base-pay paid in stock pursuant to his employment agreement and the remaining $118,516 represents 25% of his annual incentive pay paid in stock pursuant to his employment agreement.
(4)	Each of our named executive officers was granted performance-contingent RSUs under our 2009 Stock Option and Compensation Plan in fiscal year 2012. Vesting of the RSUs was contingent upon performance requirements and time vesting thresholds as well as continued employment. The percentage of the maximum number of RSUs available for time vesting was determined based on the achievement of the performance target for fiscal year 2012 as follows: 19% EBIT or less margin, 75%; 20% EBIT margin, 85%; and 21% or greater EBIT margin, 100%. These RSUs were forfeited upon the Company not achieving its performance targets for fiscal year 2012.
(5)	Consists of the following:

Name	401(k) Matching Contributions ($)	Tax Bonus Amount ($)	Dividends Paid on Restricted Stock Awards ($)
Dr. Ronald L. Shape	12,250	61,644	17,854
Dr. Samuel Kerr	12,250	0	0
Michaelle Holland	12,250	0	0

(6)	Consists of 401(k) matching contributions.

Outstanding Equity Awards at Fiscal Year-End

As of fiscal year ended May 31, 2013, no equity awards were outstanding for each of the named executive officers. The restricted stock units that were granted to our named executive officers during the first quarter of fiscal year 2013 did not vest and were forfeited. As a result of the acceptance by the named executive officers of the exchange offer described in Proposal 4 in this proxy statement, all of their outstanding stock options were canceled as of May 31, 2013.

Employment Agreements

National American University, a division of Dlorah, our wholly-owned subsidiary, currently has an employment agreement with Dr. Shape. There are no employment agreements or arrangements, whether written or unwritten, for Dr. Kerr and Ms. Holland, other than the compensation plans which are described above under Quarterly and Annual Achievement Awards.

Dr. Ronald L. Shape

On August 30, 2012, NAU entered into an executive employment agreement, dated effective as of June 1, 2012, with Dr. Shape (the “Employment Agreement”). The Employment Agreement replaces and supersedes Dr. Shape’s prior employment agreement with the Company dated effective as of June 1, 2011 (the “Prior Agreement”). The term of Dr. Shape’s Employment Agreement continues until terminated by either party, upon mutual written agreement of both parties or upon resignation by the CEO upon twenty four (24) calendar months written notice. The Employment Agreement provides for an initial annual base compensation of $427,500 to be paid as follows: $327,500 in cash or current funds and $100,000 in stock or other equity under the Company’s 2009 Stock Option and Compensation Plan. Commencing with NAU’s fiscal year beginning June 1, 2013 and for each of NAU’s fiscal years thereafter during the term of the agreement, Dr. Shape’s base annualized salary will be increased or decreased by the appropriate percentage increase or decrease in the Consumer Price Index – US City Average – All Urban Consumers. The Employment Agreement provides that if Dr. Shape is continuously employed through the last day of a fiscal year, he is entitled to receive “Annual Incentive Pay” for such fiscal year determined and paid according to the guidelines set forth in the agreement and to be paid 75% in cash and 25% in stock or other equity under the Company’s 2009 Stock Option and Compensation Plan. The Employment Agreement also provides that Dr. Shape is entitled to participate in NAU’s benefit programs for its employees, to take up to five weeks paid time off and to be reimbursed for his business expenses.

In the event that Dr. Shape’s employment is terminated for “cause,” Dr. Shape will be entitled to (i) his base salary then in effect, prorated to the date of termination, (ii) all fringe benefits through the date of termination, and (iii) the remaining installments due, if any, for any Annual Incentive Pay earned for a NAU fiscal year prior to the final year that includes Dr. Shape’s date of termination. In the event that Dr. Shape’s employment is terminated without “cause,” Dr. Shape will be entitled to receive, as liquidated damages, (i) his then current base salary, payable monthly, for two years after termination or until he is again employed by another employer, whichever occurs first, and (ii) COBRA and continuation premiums for monthly health and dental insurance to continue the coverage in effect at termination for Dr. Shape and his dependents for a period of twelve months following termination. Dr. Shape will be entitled to receive the liquidated damages only if he signs and does not rescind a severance agreement at the time of termination.

The Employment Agreement includes a clawback provision whereby Dr. Shape may be required, upon certain triggering events, to repay all or a portion of the payments and benefits provided under the Employment Agreement, pursuant to any clawback policy adopted by or applicable to the Company pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, any Securities and Exchange Commission rule, any applicable listing standard promulgated by any national securities exchange or national securities association, or any other legal requirement. The Employment Agreement includes an agreement by Dr. Shape that he will not disclose any confidential information of NAU at any time during or after employment. In addition, the covenant not to compete set forth in the Employment Agreement will terminate 24 months after termination of Dr. Shape’s employment with NAU.

Director Compensation and Benefits

Our compensation committee periodically reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board’s duties, and to fairly compensate directors for their service. The compensation committee considers the time and effort required for service on the Board, a Board committee and as a committee chair, and to the extent available reviews Board compensation survey information for comparably sized public companies.

For fiscal year ended May 31, 2013, non-employee directors of the Company received a retainer, pro-rated at $30,000 annum. In addition, each non-employee director annually receives restricted stock in an amount equal to $15,000 based on the closing price of our common stock on the date of grant. The Company’s directors and their dependents receive health insurance coverage under our health care plan or equivalent payment for premium costs if the director declines health insurance coverage. Mr. Buckingham receives an annual retainer of $80,000 for serving as the chairman of our Board.

The following table summarizes the compensation earned by our non-management directors during fiscal 2013:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
Robert Buckingham	80,000	0	489	(1)	80,489
Jeffrey B. Berzina	25,500	15,000	0		40,500
Dr. Therese K. Crane	34,000	15,000	0		49,000
Richard L. Halbert	35,250	15,000	0		50,250
Dr. Thomas D. Saban	45,000	15,000	0		60,000
David L. Warnock	5,000	0	0		5,000
Dr. R. John Reynolds(2)	23,333	0	6,402	(1)	29,735

(1)	Represents health insurance benefits offered to our directors or cash paid in lieu of health insurance benefits.
(2)	Dr. Reynolds retired from the Board on September 4, 2012.

Beneficial Ownership of Principal Stockholders, Directors and Management

The table presented below shows information regarding the beneficial ownership of our common stock as of September 4, 2013 by:

•	each person or entity known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

As of September 4, 2013, we had 25,085,074 shares of common stock issued and outstanding.

The information in the following table has been presented in accordance with the rules of the SEC. Under the SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown. Unless otherwise specified, the address of each of our directors, executive officers and each person or entity known by us to beneficially own more than 5% of our outstanding common stock is c/o National American University Holdings, Inc., 5301 S. Highway 16, Rapid City, South Dakota 57701.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
H. & E. Buckingham Limited Partnership	10,156,905		40.5%
Robert D. Buckingham Living Trust	3,457,864		13.8%
Camden Learning, LLC	2,199,449	(1)	8.8%
T. Rowe Price Associates, Inc.	2,049,623	(2)	8.2%
TimesSquare Capital Management, LLC	1,563,087	(3)	6.2%
D.F. Dent & Company, Inc.	1,764,629	(4)	7.0%
Robert D. Buckingham Chairman of the Board of Directors	13,614,769	(5)	54.3%
David L. Warnock Director	2,199,449	(6)	8.8%
Dr. Ronald L. Shape Chief Executive Officer and Director	236,720		*
Dr. Jerry L. Gallentine President and Director	63,000		*
Dr. Samuel D. Kerr Chief Operating Officer, General Counsel and Secretary	20,265		*
Michaelle Holland Regional President for the East and Southeast	16,155		*
Dr. Therese K. Crane Director	35,341		*
Dr. Thomas D. Saban Director	4,233		*
Richard L. Halbert Director	18,561		*
Jeffrey B. Berzina Director	3,659		*
All directors and executive officers as a group (of 14 individuals)	16,297,768		65.0%

*	Less than 1%.
(1)	Based on information contained in a report on Schedule 13D/A filed with the SEC on December 2, 2009, which contained information as of November 23, 2009, and Form 4 filed with the SEC on May 20, 2013. The sole owners and members of Camden Learning, LLC are Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P. The general partner of each limited partnership is Camden Partners Strategic III, LLC and the managing member of such entity is Camden Partners Strategic Manager, LLC. David L. Warnock, Donald W. Hughes, and Richard M. Berkeley are the three managing members of Camden Partners Strategic Manager, LLC, which has sole power to direct the vote and disposition of our common stock held by Camden Learning, LLC. Each of Mr. Warnock, Mr. Berkeley and Mr. Hughes disclaims beneficial ownership of our securities owned by Camden Learning, LLC, except to the extent of his pecuniary interest therein. The principal business address of Camden Learning, LLC is 500 East Pratt Street, Suite 1200, Baltimore, Maryland 21202.
(2)	Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2013 by T. Rowe Price Small-Cap Value Fund, Inc. and T. Rowe Price Associates, Inc., each of which has its principal business office at 100 East Pratt Street, Baltimore, Maryland 21202. As of December 31, 2012, T. Rowe Price Associates, Inc. reported that it had sole voting power over 185,123 shares and sole dispositive power over 2,049,623 shares, and T. Rowe Price Small-Cap Value Fund, Inc. reported that it had sole voting power over 1,850,000 shares and sole dispositive power over 0 shares.
(3)	Based on information as of December 31, 2012 contained in a report on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013 by TimesSquare Capital Management, LLC, which has its principal business office at 1177 Avenue of the Americas, 39th floor, New York, NY 10036. As of December 31, 2012, TimesSquare Capital Management, LLC reported that it had sole voting power over 1,481,587 shares and sole dispositive power over 1,563,087 shares.
(4)	Based on information contained in a report on Schedule 13G filed with the Securities and Exchange Commission on January 22, 2013 by D.F. Dent & Company, Inc., which has its principal business office at 2 East Read Street, 6th floor, Baltimore, Maryland 21202.
(5)	Consists of common stock and common stock warrants owned by the H. & E. Buckingham Limited Partnership and the common stock owned by the Robert D. Buckingham Living Trust. Mr. Buckingham is the general partner of the H. & E. Buckingham Limited Partnership and in this capacity has sole power to direct the vote and disposition of our securities held by the H. & E. Buckingham Limited Partnership. Mr. Buckingham disclaims beneficial ownership of our securities owned by the H. & E. Buckingham Limited Partnership except to the extent of any pecuniary interest therein. As the trustee for the Robert D. Buckingham Living Trust, Mr. Buckingham is deemed to have sole voting and dispositive power of our securities held by the trust and is deemed to be the beneficial owner of all our securities owned by the Robert D. Buckingham Living Trust.
(6)	As described in footnote 1, Mr. Warnock is a managing member of Camden Strategic Manager, LLC, which is the managing member of Camden Partners Strategic III, LLC, which is the general partner of each of Camden Partners Strategic Fund III, L.P., and Camden Partners Strategic Fund III-A, L.P., which are the owners of Camden Learning, LLC. Mr. Warnock disclaims beneficial ownership of our securities owned by Camden Learning, LLC except to the extent of any pecuniary interest therein.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of the our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of May 31, 2013, which includes our 2009 Stock Option and Compensation Plan.

Number of
securities
remaining
available for
	Number of			future issuance
	securities to			under
	be			equity
	issued upon			compensation
	exercise of			plans
	outstanding	Weighted-average		(excluding
	options,	exercise price of		securities
	warrants	outstanding options,		reflected in
	and rights	warrants and rights		column
Plan category	(a)	(b)		(a))
Equity compensation plans approved by security holders (1)
2009 Incentive Plan	381,422	$7.67	(2)	611,665

	381,422	$7.67	(2)	611,665

(1)	See “National American University Holdings, Inc. 2009 Stock Option and Compensation Plan” described in “Notes to Consolidated Financial Statements—Note 10—Stockholders’ Equity” in the annual report on Form 10-K filed on August 2, 2013 for further description of our equity compensation plan.
(a)	Includes grants of stock options and time-based restricted stock units.
(b)	Includes weighted average exercise price of stock options only.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on our review of reports filed with the SEC by our directors, executive officers and beneficial owners of more than 10 percent of our common stock regarding their ownership and transactions in our common stock, we believe that each executive officer, director and 10 percent beneficial owners complied with all filing requirements in a timely manner under Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal 2013, except for the following: Dr. Ronald Shape’s Form 4 filed on October 15, 2012 for purchases made on August 6 and 14, 2012, Form 4 filed on November 2, 2012 for shares awarded on September 28, 2012 pursuant to his employment agreement, and Form 4 filed on February 14, 2013 for vesting of restricted stock units on February 11, 2013; Mr. Jeffrey Berzina’s Form 3 filed on October 11, 2012 for becoming a member of the Board on September 10, 2012; Mr. Richard Halbert’s Form 3 filed on June 20, 2012 for becoming a member of the Board on June 14, 2012; and Form 4s filed by Ms. Venessa Green, Dr. Samuel Kerr, Dr. Robert Paxton, Mr. Scott Toothman and Ms. Michaelle Holland on February 14, 2013 for vesting of restricted stock units on February 11, 2013.

Audit Committee Report

Our audit committee is responsible for retaining the Company’s independent registered public accounting firm and approving the services it will perform. Pursuant to the charter adopted by the Board on November 30, 2009, the audit committee acts on behalf of the Board to oversee our financial reporting processes and the adequacy of our internal controls. The audit committee reviews financial and operating reports and disclosures, including our reports filed on Forms 10-K and 10-Q. The audit committee also reviews the performance of the Company’s internal auditor and independent registered public accounting firm.

Management is responsible for the reporting processes and the preparation and presentation of financial statements and the implementation and maintenance of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with our consolidated financial statements for the fiscal year ended May 31, 2013, the audit committee has:

•	reviewed and discussed the audited financial statements and the fair and complete presentation of the Company’s results with management and representatives of Deloitte & Touche LLP, our independent registered public accounting firm for fiscal 2013;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dr. Thomas D. Saban, Chair

Dr. Therese K. Crane

Mr. Jeffrey B. Berzina

PROPOSAL NUMBER 2—APPROVAL OF AMENDMENTS TO 2009 STOCK OPTION AND COMPENSATION PLAN

The Company’s 2009 Stock Option and Compensation Plan, referred to herein as 2009 Plan, was approved by our stockholders at the November 23, 2009 stockholder meeting in connection with the merger between Dlorah, Inc., which owned and operated National American University, and Camden Learning Corporation, our predecessor company. The 2009 Plan was intended to aid the Company in recruiting and retaining employees, officers and directors capable of assuring the future success of the Company. The Company believes that the awards of stock-based compensation under the 2009 Plan and opportunities for stock ownership in the Company provide incentives to participants to exert their best efforts for the success of the Company and also align their interests with those of the Company’s stockholders.

Since the Dlorah merger and the adoption of the 2009 Plan, the compensation and equity grant practices of the Company have evolved to respond to industry trends. To continue its current grant practices and implement the equity components of the employment agreement with the Company’s chief executive officer, the Board has approved, and is asking our stockholders to approve, the following amendments to the 2009 Plan.

Amendment No. 1 – Increase the Individual Equity Award Limit.

The 2009 Plan places a limit of 50,000 shares that can be awarded to any individual in any calendar year. This limit is intended to permit performance-based equity awards under the 2009 Plan to be deductible under Internal Revenue Code Section 162(m). Because 25% of our chief executive officer’s base and incentive compensation is paid in shares pursuant to his employment agreement, continued awards of shares to our chief executive officer will likely exceed this limit. To address this issue, the Board has approved, and is asking our stockholders to approve, the increase in the 2009 Plan’s individual limit for equity awards from 50,000 shares to 200,000 shares on a calendar year basis under Section 4(d)(i) of the 2009 Plan. The amendment will be applied only to grants that are intended to be deductible as “performance based compensation” under Internal Revenue Code Section 162(m) and are made on or after October 29, 2013.

Amendment No. 2 – Increase the Individual Cash Award Limit.

The 2009 Plan also places a limit of $1,500,000 in cash awards that can be awarded to any individual in any calendar year. This limit is intended to permit performance-based cash awards under the 2009 Plan to be deductible under Internal Revenue Code Section 162(m). Although cash compensation may be paid outside of the 2009 Plan, cash compensation intended to be deductible as “performance based compensation” under 162(m) must be awarded through the 2009 Plan. The Board has approved, and is asking the stockholders to approve, an increase in the limit from $1,500,000 to $3,000,000 on a calendar year basis for cash grants that are intended to be deductible as “performance based compensation” under Internal Revenue Code Section 162(m). This amendment under Section 4(d)(i) of the 2009 Plan will be applied only to grants that are made on or after October 29, 2013.

Amendment No. 3 – Eliminate Limitations on Full Value Awards.

The 2009 Plan restricts the number of shares that may be issued as restricted stock, restricted stock units, stock awards, dividend equivalents or any other award for which the employee is entitled to receive the full value of the shares upon satisfaction of the performance goal or goals at 400,000. The Board has approved, and is asking the stockholders to approve, the elimination of this limit by deleting Section 4(d)(iii) of the 2009 Plan effective as of the date of the stockholder approval. The Board believes that the Company’s current practice of granting restricted stock and restricted stock units is consistent with industry trends toward a more even balanced grants of stock options and restricted stock (and restricted stock unit) awards.

Amendment No. 4 – Eliminate Minimum Vesting Period for Restricted Stock and Restricted Stock Units.

Section 7(a)(i) of the 2009 Plan requires a minimum one-year vesting period for restricted stock and restricted stock unit awards. Although this vesting requirement may be waived under some limited circumstances, it limits the Board’s ability to grant performance-based restricted stock and restricted stock units for performance periods that are shorter than a year. The Board has approved, and is asking the stockholders to approve, the deletion of Section 7(a)(i) effective as of the date of the stockholder approval to allow the Board greater flexibility to make grants with shorter vesting periods.

Summary of Material Terms of the 2009 Plan

Certain provisions of the 2009 Plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2009 Plan and the text of the amendments which are attached to this proxy statement as Appendix A and Appendix B, respectively. We encourage you to read the actual text of the 2009 Plan and the amendments in their entirety.

Eligibility. The compensation committee will determine which employees, officers, consultants and directors of the Company or its subsidiaries are eligible to participate in the 2009 Plan taking into account recommendations it receives from management.

Shares Authorized. The 2009 Plan reserves a total of 1,300,000 shares of common stock for awards under the 2009 Plan. The aggregate number of shares which may be issued under the Plan as incentive stock options is 100,000. Shares that are subject to awards that terminate, lapse or are cancelled or forfeited will be available again for grant under the 2009 Plan.

Certain Limitations. If this proposal is approved by our stockholders, the limit on the equity awards that may be granted to a participant in any calendar year would be increased from 50,000 shares to 200,000 shares, or in the case of cash awards, increased from $1,500,000 to $3,000,000. Further, if approved by our stockholders, the limit of 400,000 shares that may be issued under the 2009 Plan as restricted stock, restricted stock units, stock awards, dividend equivalents, or any other award for which the employee is entitled to receive the full value of the share upon satisfaction of a performance goal or goals will be eliminated.

Types of Awards. The 2009 Plan authorizes the following types of awards:

• Stock Options. The grants of either non-qualified or incentive stock options to purchase shares of our common stock are permitted under the 2009 Plan. Incentive stock options are intended to qualify for favorable tax treatment under the Internal Revenue Code to participants in the 2009 Plan. The stock options will provide for the right to purchase shares of common stock at a specified price and will become exercisable after the grant date under the terms established by the compensation committee. The per share option exercise price may not be less than 100% of the fair market value of a share of common stock on the grant date.

• Stock Appreciation Rights. Awards of stock appreciation rights (SARs) are permitted under the 2009 Plan. SARs provide the holder with a right to receive in cash or in shares of common stock upon exercise the excess of the fair market value of one share of our common stock on the date of exercise, over the grant price of the SARs. The grant price of SARs may not be less than 100% of the fair market value of a share of common stock on the grant date.

• Restricted Stock and Restricted Stock Units. Awards of restricted stock and restricted stock units are permitted under the 2009 Plan, subject to any restrictions that the compensation committee determines to impose, such as satisfaction of performance measures or a performance period, or restrictions on the right to vote or receive dividends. If this proposal is approved by our stockholders, the one year minimum vesting period of such awards will be eliminated.

• Performance Awards. Performance awards, denominated in shares of common stock, are permitted under the 2009 Plan. Performance awards must be contingent upon the attainment of one or more performance goals within a performance period designated by the compensation committee. Performance awards may be settled or payable in shares of common stock or in cash. The recipient of a performance award has no rights as a stockholder with respect to the shares of common stock subject to the award until the performance conditions have been satisfied. For purposes of the 2009 Plan, performance goals must be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus), (2) net income (before or after taxes), (3) reduction in expenses, (4) pre-tax or after-tax operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization), (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) share price, (10) cash flow or cash flow per share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per share, (16) pre-tax or after-tax operating earnings per share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (28) customer satisfaction, (29) operating efficiency, productivity ratios, or (30) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the compensation committee may specify within the applicable period).

• Stock Awards. Awards of our common stock without restrictions are permitted under the 2009 Plan, but such grants may be subject to any terms and conditions the compensation committee may determine.

• Other Stock-Based Awards. Grants of other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, subject to the terms and conditions established by the compensation committee, are permitted under the 2009 Plan. Shares of common stock, or other securities delivered pursuant to a purchase right granted by such an award, must be purchased for consideration having a value equal to at least 100% of the fair market value of common stock on the date the purchase right is granted.

• Cash Awards. Grants of cash awards, subject to the terms and conditions established by the compensation committee, are permitted under the 2009 Plan.

• Dividend Equivalents. Awards of dividend equivalents pursuant to which the recipient is entitled to receive payments in cash, shares of common stock, other securities or other property as determined by the compensation committee based on the amount of cash dividends paid by the Company to holders of common stock are permitted under the 2009 Plan. Dividend equivalents awards may also be subject to any terms and conditions established by the compensation committee.

Transfer Restrictions. In general, awards under the 2009 Plan may not be transferred except upon death, by will or the laws of descent and distribution, or pursuant to a transfer to a family member that is expressly permitted by the compensation committee.

Adjustment for Certain Corporate Changes. In the event of a stock split, stock dividend, recapitalization, reorganization, merger or similar event that affects shares of common stock such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2009 Plan, then the compensation committee must, in such manner as it deems equitable, make appropriate adjustments to (1) the number of shares of common stock available for awards under the 2009 Plan, and subject to outstanding awards and (2) the purchase or exercise price of outstanding awards. If the Company acquires or combines with another company with a pre-existing plan approved by shareholders and not adopted in contemplation of the acquisition or combination, the shares available for grant under the pre-existing plan may be used for awards under the 2009 Plan. Such awards cannot be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and can only be made to individuals who were not employees or directors of the Company or any affiliate prior to such acquisition or combination.

Change in Control. If the Company is a party to a merger, exchange or reorganization, outstanding awards will be subject to the terms and conditions of any agreement of merger, exchange or reorganization which may include, without limitation, accelerating the vesting or exercise date of awards and the cancellation of outstanding awards in exchange for payment of their cash equivalent.

Amendment. The Board may amend the 2009 Plan at any time, however, prior approval of the stockholders of the Company shall be required for any amendment to the Plan which (1) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market LLC, or any other securities exchange that are applicable to the Company, (2) increases the number of shares authorized under the 2009 Plan; (3) increases the number of shares subject to the limitations contained in Section 4(d) of the 2009 Plan; (4) permits repricing of options or stock appreciation rights without prior shareholder approval; (5) permits the award of options or stock appreciation rights at a price less than 100% of the fair market value of a share on the date of grant contrary to the provisions of the 2009 Plan; or, (6) would cause section 162(m) to become unavailable with respect to the 2009 Plan.

Term. The term of the 2009 Plan expires ten years after the date of its adoption, unless earlier terminated by the Board.

Federal Income Tax Consequences

The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to awards under the 2009 Plan. This summary is not intended to be exhaustive and does not describe state, local or FICA tax consequences.

Tax Consequences to Participants. The tax consequences to a participant depend on the type of award granted under the 2009 Plan.

• Stock Options

Non-Qualified Stock Options. A participant does not recognize income at the time a non-qualified stock option is granted. At the time of exercise of the non-qualified stock option, the participant recognizes ordinary income in an amount equal to the difference between the amount paid for the shares subject to the option (the “exercise price”) and the fair market value of the shares (assuming the shares subject to the option are unrestricted). When the participant sells the shares acquired on exercise of the option, any appreciation (or depreciation) in the value of the shares after the date of exercise is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. Options that qualify as incentive stock options (ISOs) are entitled to special tax treatment. As with nonqualified stock options, a participant does not recognize income at the time an ISO is granted. However, unlike with non-qualified stock options, if the ISO holding period requirement is satisfied, the participant does not recognize income (for purposes of regular income tax) at the time of exercise (although the participant may be required to recognize income for purposes of the alternative minimum tax). The ISO holding period requirement is satisfied if the shares acquired on exercise of the ISO are held for at least two years from the ISO grant date and one year from the ISO exercise date. If this requirement is met, when the participant sells the shares acquired on the ISO exercise, any appreciation (or depreciation) in the value of the shares over the exercise price is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

If a participant sells the shares acquired on exercise of an ISO before satisfying the ISO holding period requirement, the participant has a “disqualifying disposition” of the shares at the time they are sold. Upon the disqualifying disposition, the participant has ordinary income equal to the lesser of: (1) the fair market value of the shares on the date of exercise of the ISO less the exercise price; and (2) the sales price of the shares less the exercise price. Any additional appreciation (or depreciation) in the value of the shares is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

• Stock Appreciation Rights. A participant does not recognize income at the time a SAR is granted. When a SAR is exercised, the participant recognizes income equal to the amount of cash and the fair market value of any unrestricted shares received on the exercise.

• Restricted Stock. A participant granted shares of restricted stock does not recognize income at the time of grant unless the participant makes an election (an “83(b) election”) to be taxed at such time. Instead, the participant recognizes ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Any dividends paid to the participant with respect to the shares of restricted stock are treated as compensation income, rather than dividend income, until the restrictions lapse. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after the date the restrictions lapse is short-term or long-term capital gain (or loss) depending on how long the shares have been held since the date the restrictions lapse.

If a participant granted shares of restricted stock properly makes an 83(b) election with respect to the shares, the participant recognizes ordinary income on the date of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The participant does not recognize any income at the time the restrictions lapse. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after the date of grant of the shares is short-term or longterm capital gain (or loss) depending on how long the shares have been held since the date of grant.

• Restricted Stock Units, Performance Awards, and Dividend Equivalents. A participant granted restricted stock units, performance awards or dividend equivalents does not recognize income at the time of grant. The participant generally recognizes ordinary income at the time the award is payable to him or her equal to the cash or the value of the shares received at that time. When the participant sells any shares received, any appreciation (or depreciation) in the value of the shares after they are received is short term or long-term capital gain (or loss) depending on how long the shares have been held.

• Cash Awards and Stock Awards. A participant granted a cash award recognizes ordinary income at the time of grant equal to the amount of cash received. A participant granted a stock award recognizes ordinary income at the time of grant equal to the fair market value of the shares granted less the amount, if any, paid for the shares. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after they are received is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

• Other Stock-Based Awards. If a participant is granted another type of stock-based award under the plan, the participant will recognize income on the award based on the nature of the award.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction if, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by Section 162(m) of the Internal Revenue Code.

Interests of Directors and Officers

The Board may grant awards under the 2009 Plan to themselves as well as to the Company’s officers and consultants, in addition to granting awards to the Company’s other employees and employees of Dlorah.

Board Voting Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the proposal to amend the 2009 Plan.

PROPOSAL NUMBER 3—ADOPTION OF 2013 RESTRICTED STOCK UNIT PLAN

The National American University Holdings, Inc. 2013 Restricted Stock Unit Plan, referred to herein as the 2013 RSU Plan, has been approved by the Board subject to the approval of our stockholders. The 2013 RSU Plan is intended to aid the Company in recruiting and retaining employees and officers capable of assuring the future success of the Company. The Company expects that the awards of restricted stock units under the 2013 RSU Plan and opportunities for stock ownership in the Company will provide incentives to participants to exert their best efforts for the success of the Company and also align their interests with those of the Company’s stockholders. The approval by our stockholders of the 2013 RSU Plan is a condition to the effectiveness of the Exchange Offer proposal under Proposal 4 in this proxy statement, assuming such proposal is approved by our stockholders. If the 2013 RSU Plan is not approved by our stockholders, then the Exchange Offer under Proposal 4 will not be implemented.

The following is a summary of the material provisions of our 2013 RSU Plan and is qualified in its entirety by reference to the complete text of our 2013 RSU Plan, a copy of which is attached to this proxy statement as Appendix C. We encourage you to read the actual text of the 2013 RSU Plan in their entirety.

Eligibility. The compensation committee will determine which employees and officers of the Company or its subsidiaries are eligible to participate in the 2013 RSU Plan.

Shares Authorized. The 2013 RSU Plan reserves a total of 750,000 shares of common stock for restricted stock units. Shares that are subject to awards that terminate, lapse or are cancelled or forfeited will be available again for grant under the 2013 RSU Plan.

Certain Limitations. No participant may be granted in any fiscal year an award or awards for more than 150,000 shares of Common Stock in the aggregate, or, in the case of cash awards, for more than $1,500,000.

Types of Awards. The 2013 RSU Plan authorizes the grant of restricted stock units, performance awards and cash awards.

•	Restricted Stock Units. Grants of restricted stock units are permitted under the 2013 RSU Plan. The awards are subject to such restrictions as the compensation committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the compensation committee may deem appropriate. The compensation committee may permit acceleration of vesting in the event of the participant’s death, disability or retirement. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units, shares of common stock or cash equal to the value of such shares shall be issued and delivered to the holder of the restricted stock units.

•

Performance Awards. Performance awards, denominated in shares of common stock, are permitted under the 2013 RSU Plan. Performance awards must be contingent upon the attainment of one or more performance goals within a performance period designated by the compensation committee. Performance awards may be settled or payable in shares of common stock or in cash. The recipient of a performance award has no rights as a shareholder with respect to the shares of common stock subject to the award until the performance conditions have been satisfied. For purposes of the 2013 RSU Plan, performance goals must be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus), (2) net income (before or after taxes), (3) reduction in expenses, (4) pre-tax or after-tax operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization), (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) share price, (10) cash flow or cash flow per share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per share, (16) pre-tax or after-tax operating earnings per share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (28) customer satisfaction, (29) operating efficiency, productivity ratios, or (30) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the compensation committee may specify within the applicable period).

•	Cash Awards. Grants of cash awards, subject to the terms and conditions established by the compensation committee, are permitted under the 2013 RSU Plan.

Transfer Restrictions. In general, awards under the 2013 RSU Plan may not be transferred except upon death, by will or the laws of descent and distribution, or pursuant to a transfer to a family member that is expressly permitted by the compensation committee.

Adjustment for Certain Corporate Changes. In the event of a stock split, stock dividend, recapitalization, reorganization, merger or similar event, which affects shares of common stock such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2013 RSU Plan, then the compensation committee must, in such manner as it deems equitable, make appropriate adjustments to (1) the number of shares of common stock available for awards under the 2013 RSU Plan, and subject to outstanding awards and (2) the purchase or exercise price of outstanding awards. If the Company acquires or combines with another company with a pre-existing plan approved by shareholders and not adopted in contemplation of the acquisition or combination, the shares available for grant under the pre-existing plan may be used for awards under the 2013 RSU Plan. Such awards cannot be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and can only be made to individuals who were not employees or directors of the Company or any affiliate prior to such acquisition or combination.

Amendment. The Board may amend the 2013 RSU Plan at any time, however, prior approval of the stockholders of the Company shall be required for any amendment to the Plan which: (1) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market LLC, or any other securities exchange that are applicable to the Company; (2) increases the number of shares authorized under the 2013 RSU Plan; (3) increases the number of shares subject to the limitations contained in Section 4(d) of the 2013 RSU Plan; or (4) would cause Section 162(m) of the Code to become unavailable with respect to the 2013 RSU Plan.

Term. The term of the 2013 RSU Plan expires 10 years after the date of its adoption, unless earlier terminated by the Board.

Federal Income Tax Consequences

The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to awards under the 2013 RSU Plan. This summary is not intended to be exhaustive and does not describe state, local or FICA tax consequences.

Tax Consequences to Participants. The tax consequences to a participant depend on the type of award granted under the 2013 RSU Plan.

•	Restricted Stock Units and Performance Awards. A participant granted restricted stock units or performance awards does not recognize income at the time of grant. The participant generally recognizes ordinary income at the time the award is payable to him or her equal to the cash or the value of the shares received at that time. When the participant sells any shares received, any appreciation (or depreciation) in the value of the shares after they are received is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•	Cash Awards. A participant granted a cash award recognizes ordinary income at the time of grant equal to the amount of cash received.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction if, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by Section 162(m) of the Internal Revenue Code.

Interests of Directors or Officers

The Board may not grant awards under the 2013 RSU Plan to themselves. Only employees and officers of the Company are eligible for awards under the 2013 RSU Plan.

Board Voting Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the proposal to adopt the 2013 Restricted Stock Unit Plan.

PROPOSAL NUMBER 4—APPROVAL OF THE EXCHANGE OFFER

We are asking our stockholders to approve a one-time exchange of outstanding “underwater” stock options granted on or before August 6, 2012 to our executive officers under the 2009 Stock Option and Compensation Plan, referred to as 2009 Plan, that have an exercise price equal to or greater than $4.60 per share, whether vested or unvested, for newly issued restricted stock units. Restricted stock units are a promise by the Company to issue shares of our common stock in the future provided the vesting criteria are satisfied. Only the following individuals are eligible to participate in this one-time exchange offer: Dr. Ronald Shape, Dr. Samuel Kerr, Ms. Venessa Green, Ms. Michaelle Holland, Dr. Bob Paxton, and Mr. Scott Toothman. Our Board has approved the terms of the exchange offer. The exchange of the “underwater” stock options for restricted stock units, however, is contingent on the approval by the Company’s stockholders of the 2013 Restricted Stock Unit Plan referred to in Proposal 3 above.

The eligible option holders were required to make elections with respect to the exchange offers by May 31, 2013 and all of the holders elected to accept the offer to exchange their stock options for new restricted stock units, subject to stockholder approval of the exchange offer and the 2013 Restricted Stock Unit Plan. As a result of the acceptance by the eligible option holders of the exchange offer, all of their underwater stock options were canceled as of May 31, 2013 and the restricted stock units were issued as of June 1, 2013. The new restricted stock units are subject to the terms and conditions of our 2013 Restricted Stock Unit Plan. If the stockholders do not approve either the exchange offer or the 2013 Restricted Stock Unit Plan, then the restricted stock units will become invalid and the previously cancelled stock options will remain cancelled.

The restricted stock units have a performance-based vesting schedule. Vesting of the restricted stock units is conditioned upon the Company’s satisfaction of certain qualitative and quantitative performance goals and the holders’ continued service with NAUH through the applicable vesting date.

Reasons for Implementing the Exchange Program

The primary purpose of this exchange program is to restore the intended retention and incentive value of the stock options that were granted to our executive officers. We believe this exchange program will foster retention of our executive officers and better align the interests of our executive officers and stockholders to promote long-term stockholder value. We originally issued the stock options to retain and provide additional incentives to our executive management team. Despite our continued revenue growth and profitability in fiscal 2013, the market price of our stock declined significantly, which we believe was influenced by events in our industry, the outcome of which is still unclear, as well as ongoing market volatility. As a result of these factors, a significant number of our options have exercise prices that are significantly higher than the current market price for our stock. These awards are commonly referred to as being “underwater.” The restricted stock units may have greater retention value than the exchanged options and therefore benefit the Company in its efforts to retain valuable executive management team members. The offer also will have the added benefit of reducing the number of options outstanding under our 2009 Plan.

General Terms of the Restricted Stock Units

As of result of the acceptance by the eligible option holders of the exchange offer, the following underwater stock options were canceled and the number of restricted stock units set forth below were issued as of June 1, 2013 under the 2013 Restricted Stock Unit Plan, subject to the terms of the restricted stock unit award agreements between the option holders and the Company. A copy of the restricted stock unit award agreement is attached to this Proxy Statement as Appendix D.

Name of Eligible Optionholder	Position	Outstanding/cancelled options	Number of restricted stock units issued in exchange for outstanding options
Dr. Ronald Shape	CEO	56,200	99,000
Dr. Samuel Kerr	COO	55,400	63,000
Ms. Venessa Green	CFO	44,400	51,000
Ms. Michaelle Holland	President Campus Operations	62,600	70,000
Dr. Bob Paxton	President Online Operations	46,700	50,000
Mr. Scott Toothman	VP Institutional Spt. Svcs.	38,200	45,000

Vesting of the restricted stock units are determined according to the following:

a. The restricted stock units will vest only if all National American University locations achieve an Institutional Effectiveness composite letter grade of “B” or higher for the Spring Term 2015.

b. If the above vesting criteria (a) is met, and the optionholder has been continuously employed by the Company from the grant date through May 31, 2015, the restricted stock units will vest according to the following chart:

EBIT threshold	Percentage of Restricted Stock Units that will vest
EBIT equal to $30,000,000 or more	100%
EBIT equal to or greater than $28,500,000 and less than $30,000,000	90%
EBIT equal to or greater than $27,000,000 and less than $28,500,000	75%
EBIT equal to or greater than $25,500,000 and less than $27,000,000	50%
EBIT less than $25,500,000	0%

Using May 31, 2015 audited financial results of the Company, EBIT will be calculated by taking GAAP net income, minus interest income, plus interest expense, plus income tax expense, and minus/plus extraordinary items. Consistent with the Company’s past practices, extraordinary items that do not occur in ordinary operations will be removed from the calculation.

U.S. Federal Income Tax Consequences of Participation

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange program. However, the tax consequences of the exchange program are not entirely certain. The applicable U.S. federal income tax law and regulations may change, and the Internal Revenue Service may adopt a position contrary to the summary below.

We believe that the exchange of eligible stock options for new restricted stock awards under the exchange program should be treated as a non-taxable exchange, and so our optionholders should not recognize income for U.S. federal income tax purposes upon the surrender of eligible stock options and the grant of new restricted stock awards. However, the optionholders generally will have taxable ordinary income when and if the shares underlying the restricted stock units vest and are issued to them. The optionholders may also have taxable capital gains when he or she sells the shares underlying the restricted stock units.

Accounting Treatment of New Equity Awards

The exchange of eligible stock options for new performance based vesting restricted stock awards under the exchange program is being accounted for as a modification of the existing stock options in accordance with ASC 718 “Compensation – Stock Compensation”. When a share based compensation award is modified, the unamortized cost of the original grant prior to modification plus the incremental fair value of the modified award is expensed over the remaining service period. To calculate the fair value of the award prior to modification, the surrendered stock options were valued with a Black Scholes model using the current share price, interest rate, dividend rate, volatility estimate, and estimated remaining term and the original grant exercise price. Because the replacement instrument is a restricted stock award, the fair value after modification is the stock price on the modification grant date times the number of shares to be issued.

The unamortized cost of the original grant was $419,573 and the incremental fair value of the modified award is $889,611. These expenses will be amortized over the 2.0 year service period of the new award, if the performance criterion is probable of being achieved.

Board Voting Recommendation

The Board unanimously recommends that stockholders vote “FOR” the proposal to approve the exchange of underwater stock options of executive officers for restricted stock units.

PROPOSAL NUMBER 5—STOCKHOLDER ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are submitting to stockholders our annual “say-on-pay proposal,” a non-binding advisory vote to approve the compensation of our named executive officers as described in this proxy statement.

As discussed in the Executive and Director Compensation section, our compensation philosophy is designed to attract and retain highly-talented individuals, provide rewards for strong business results and individual performance, and motivate executives to maximize long-term stockholder returns. The program is competitive in the marketplace, highly incentive-based to align interests of executives with those of stockholders, and balanced across incentives to appropriately mitigate risk.

We are asking our stockholders to indicate their support and approval for our named executive officer compensation as described under the Executive and Director Compensation section of this proxy statement. We believe that our compensation program for our named executive officers is designed to create value for our stockholders over the long-term, and provides for appropriate pay-for-performance alignment.

For the reasons summarized above, and as discussed in more detail in the Executive and Director Compensation section of this proxy statement, our board of directors is asking our stockholders to vote for the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of the Stockholders is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on our compensation committee or our Board. Nevertheless, our Board and our compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

Board Voting Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the proposal to approve, on an advisory basis, the compensation of our named executive officers.

PROPOSAL NUMBER 6—RECOMMEND THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES

SEC rules adopted pursuant to the Dodd-Frank Act require that, not less frequently than once every three years, we include in the proxy materials for a meeting of stockholders where executive compensation disclosure is required by the SEC rules, an advisory resolution subject to a non-binding stockholder vote to approve the compensation of our named executive officers. The approval of the resolution is included as Proposal Five in this Proxy Statement. The Dodd-Frank Act also requires that, not less frequently than once every six years, we enable our stockholders to vote to approve, on an advisory (non-binding) basis, the frequency (every one, two or three years) with which the non-binding advisory stockholder vote to approve the compensation of our named executive officers should be conducted. In accordance with those rules we are requesting you vote to advise us as to whether you believe future votes to approve the compensation of our named executive officers should occur every one, two or three years, or whether you wish to abstain from voting on this proposal.

After careful consideration of this Proposal, our Board has determined that an advisory vote on executive compensation that occurs every one year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for an annual interval for future advisory votes on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of respecting the views of our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years or you may abstain from voting in response to the resolution set forth below. Note that stockholders are not voting to approve or disapprove the recommendation of the Board. You are being asked only to express your preference for a one, two or three year frequency or to abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory only and is not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more frequently than the option approved by our stockholders.

Board Voting Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the option of annual frequency with which stockholders are provided a non-binding advisory vote on executive compensation in the future.

PROPOSAL NUMBER 7—RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the audit committee, the Board has selected Deloitte & Touche LLP, referred to as Deloitte, as our independent registered public accounting firm for the fiscal year that began June 1, 2013 and has further directed that management submit the selection of Deloitte for ratification by stockholders at the annual meeting. Deloitte audited our financial statements as of and for the year ended May 31, 2013. A representative of Deloitte is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

None of the provisions of our Bylaws, other governing documents or applicable law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. The Board is submitting the selection of Deloitte to the stockholders for ratification, however, as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte.

Independent Registered Public Accounting Firm Fees and Services

For the fiscal years ended May 31, 2013 and 2012, Deloitte served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for audit and audit-related services rendered by Deloitte during fiscal years 2013 and 2012, respectively. The fees listed below were pre-approved by our audit committee.

Service Type	Fiscal 2013	Fiscal 2012
Audit Fees (1)	$405,000	$484,422
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees (2)	8,820	0

Total	$413,820	$484,422

(1)	Consists of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our principal accountant in connection with regulatory filings.
(2)	Consists of audit and other fees incurred in connection with the transaction with Dlorah, including the sale of property at 321 Kansas City Street in Rapid City and review of a comment letter from the Securities and Exchange Commission.

The audit committee, after a review and discussion with Deloitte of the preceding information, determined that the provision of these services was compatible with maintaining Deloitte’s independence.

Audit Committee Pre-Approval Policies and Procedures

The audit committee adopted pre-approval policies and procedures for audit and non-audit services on November  30, 2009. Since the date of adoption, the audit committee has approved all of the services performed by Deloitte.

Board Voting Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on May 31, 2014.

If the appointment of Deloitte & Touche LLP was not to be ratified by the stockholders, the Board would not be required to appoint another independent registered public accounting firm, but would give consideration to an unfavorable vote.

OTHER BUSINESS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. This eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs.

If your household would like to revoke your householding consent and receive single rather than duplicate mailings in the future, please write to Broadridge Financial Solutions Inc., Householding Department, at 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any stockholder proposal intended to be presented for consideration at the 2014 Annual Meeting of Stockholders and to be included in our proxy statement for that meeting must comply with all applicable rules and regulations of the SEC and be received in writing by the Corporate Secretary of the Company at 5301 S. Highway 16, Rapid City, South Dakota 57701 no later than May 29, 2014. Stockholders who intend to present a proposal at the 2014 Annual Meeting of Stockholders without including such proposal in our proxy statement must provide notice of such proposal no later than August 12, 2014 in writing to the Corporate Secretary of the Company at 5301 S. Highway 16, Rapid City, South Dakota 57701. If any matters properly come before our 2014 Annual Meeting of Stockholders, but we did not receive notice of it prior to August 12, 2014, the persons named in our proxy card for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dr. Samuel D. Kerr
Chief Operating Officer
September , 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 29, 2013.

Our Proxy Statement for the 2013 Annual Meeting of the Stockholders and Annual Report for the year ended May 31, 2013 are available at http://www.proxyvote.com.

Appendix A

National American University Holdings, Inc.

2009 Stock Option and Compensation Plan

Section 1. Purpose of the Plan; Effect on Prior Plans. The purpose of the Plan is to aid National American University Holdings, Inc. (the “Company”) in recruiting and retaining employees, officers, Directors, and other Consultants capable of assuring the future success of the Company through the grant of Awards to such persons under the Plan. The Company expects that Awards of stock-based compensation and opportunities for stock ownership in the Company will provide incentives to Plan participants to exert their best efforts for the success of the Company’s business and thereby align the interests of Plan Participants with those of the Company’s stockholders.

Section 2. Definitions

The following capitalized terms used in the Plan have the meanings set forth in this Section 2:

(a) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award, Other Stock-Based Award, or Cash Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means any Award granted under Section 7(d) of the Plan that is payable in cash and denominated as a “Cash Award.”

(f) “Change in Control” means the occurrence of any of the following:

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements of the “qualified performance-based compensation” exception under Section 162(m) of the Code, to the extent applicable.

(i) “Company” means National American University Holdings, Inc., a Delaware corporation.

(j) “Consultant” means an individual who renders services to the Company in a non-employee capacity, including a Nonemployee Director.

(k) “Director” means a member of the Board.

(l) “Dividend Equivalent” means any right granted under Section 7(e) of the Plan.

(m) “Eligible Person” means any employee, officer or Consultant of the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed (the “Exchange”) on the applicable date. If the Exchange is closed for trading on such date, then the last sale price used shall be the one on the date the Shares last traded on the Exchange.

(p) “Incentive Stock Option” means an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision, as set forth in part in Section 6(a)(iv).

(q) “Non-employee Director” means a Director who is not an employee of the Company or an Affiliate.

(r) “Non-Qualified Stock Option” means an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” means any stock-based right granted under Section 7(d) of the Plan.

(u) “Participant” means an Eligible Person who is designated by the Committee to be granted an Award under the Plan.

(v) “Performance Award” means any right granted under Section 7(b) of the Plan.

(w) “Performance Goals” means the goals established by the Committee, which shall be satisfied or met as a condition to the exercisability, vesting or receipt of all or a portion of an Award. Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus), (2) net income (before or after taxes), (3) reduction in expenses, (4) pre-tax or after-tax operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization, (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) Share price, (10) cash flow or cash flow per Share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per Share, (16) pre-tax or after-tax operating earnings per Share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (28) customer satisfaction, (29) operating efficiency, productivity ratios, or (30) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets. In all cases, the performance goals shall be such that they satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time) that the achievement of such goals be “substantially uncertain” at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Committee’s right to apply negative discretion (within the meaning of Treas. Reg. Sec. 1.162-27(d)(iii)), the amount of the Award payable as a result of such performance. To the extent applicable, the measures used in setting performance goals set under the Plan for any given performance period shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to: (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP; (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the applicable period; or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per Share basis), the Committee may, within the applicable period for a given performance period, provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee. For purposes hereof, the “applicable period,” with respect to any performance period, is the period commencing on or before the first day of the performance period and ending no later than the earlier of (x) the ninetieth (90th) day of the performance period, or (y) the date on which twenty-five percent (25%) of the performance period has been completed.

(x) “Person” means any individual, corporation, partnership, association or trust.

(y) “Plan” means the the Company 2009 Stock Option and Compensation Plan, as may be amended from time to time.

(z) “Restricted Stock” means any Share granted under Section 7(a) of the Plan.

(aa) “Restricted Stock Unit” means any unit granted under Section 7(a) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(bb) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(cc) “Section 162(m)” means Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(dd) “Shares” means shares of common stock, par value of $0.0001 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee) “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.

(ff) “Stock Award” means any Share granted under Section 7(c) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not, without receiving prior approval of the Company’s stockholders, reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable to a Participant with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee or Consultant of the Company or any Affiliate.

(b) Action of the Committee. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either: (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present; or (b) acts approved in writing by all of the members of the Committee without a meeting. The Committee may appoint a chairman or a secretary as it deems appropriate.

(c) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or executive officers of the Company, or a committee of Directors or executive officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its power and authority with regard to: (a) the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award hereunder to such employee would be outstanding; or (b) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

(d) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(e) Liability and Indemnification of Plan Administrators. No member of the Board or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board, the Committee and the executive officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation, Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,300,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan. If the purchase price of any Shares with respect to an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares delivered to the Participant, net of the Shares delivered to the Company or attested to, shall be deemed delivered for purposes of determining the number of Shares available for further Awards. Shares that are tendered by a Participant or withheld by the Company as full or partial payment to the Company of the purchase or exercise price relating to an Award or to satisfy tax withholding obligations relating to an Award shall not be available for future grants under the Plan. In addition, if Stock Appreciation Rights are settled in Shares upon exercise, the aggregate number of Shares subject to the Award rather than the number of Shares actually issued upon exercise shall be counted against the number of Shares authorized under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (b) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (c) the purchase or exercise price with respect to any Award.

Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Directors of the Company or any Affiliate prior to such acquisition or combination.

(d) Award Limitations

(i) 162(m) Limitation. No Participant may be granted an Award or Awards under the Plan for more than 50,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year, or, in the case of a Cash Award pursuant to Section 7(d) of the Plan, for more than $1,500,000 in any calendar year.

(ii) Incentive Stock Option Limitation. The aggregate number of Shares which may be issued under the Plan as Incentive Stock Options is 100,000 (subject to adjustment as provided in Section 4(c) of the Plan).

(iii) Limitation on Full Value Awards. The aggregate number of Shares which may be issued under the Plan as Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, or any other award for which the employee is entitled to receive the full value of the share upon satisfaction of the performance goal or goals, is 400,000 (subject to adjustment as provided in Section 4(c) of the Plan).

Section 5. Eligibility

Any Eligible Person may be designated to be a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services provided by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. The Committee’s selection of an Eligible Person to be a Participant with respect to an Award shall not require the Committee to select such Eligible Person to receive any other Award at any time.

An Incentive Stock Option may be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees) only, and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Options and Stock Appreciation Rights

(a) Options. The Committee may grant Options with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may permit net settlement of any Option.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options that are intended to qualify as Incentive Stock Options:

(A) The aggregate Fair Market Value (determined as of date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000.

(B) Any Award Agreement granting Incentive Stock Options under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order for the Award to qualify as an Incentive Stock Option.

(C) All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company.

(D) No Incentive Stock Option shall be granted to a Participant who, at the time of grant would own (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of the Company (within the meaning of Section 422 of the Code).

(b) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights subject to the terms of the Plan and such additional terms and conditions not inconsistent with the provision of the Plan as the Committee shall determine. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares (as specified by the Committee) upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

Section 7. Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards, Other Stock-Based Awards and Cash Awards, Dividend Equivalents

(a) Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock and Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or cessation of services as a Consultant, including resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(b) Performance Awards. The Committee may grant Performance Awards denominated in Shares that may be settled or payable in Shares (including, without limitation, Restricted Stock or Restricted Stock Units) or cash. Performance Awards granted to Participants who may be “covered employees” under Section 162(m) of the Code are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(c) Stock Awards. The Committee may grant Shares without restrictions thereon in its discretion. Subject to the terms of the Plan, Stock Awards may have such terms and conditions as the Committee shall determine.

(d) Other Stock-Based Awards and Cash Awards. The Committee may grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan. Shares, or other securities delivered pursuant to a purchase right granted under this Section 7(d), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. In addition the Committee may, in its discretion, grant Cash Awards to Eligible Employees according to such terms and conditions as the Committee may establish, subject to the terms of the Plan and the Award Agreement.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of any cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

Section 8. General Rules Applicable to Awards

(a) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(b) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, withholding Shares otherwise issuable under the Award, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(d) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(e) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(f) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 9. Change in Control

In the event that the Company is a party to a merger, exchange or reorganization, outstanding Awards shall be subject to the terms and conditions of the agreement of merger, exchange or reorganization, which may include, without limitation, accelerating the vesting or exercise date of Awards and the cancellation of outstanding Awards in exchange for the immediate distribution of a cash payment equal to: (a) in the case of Options and Stock Appreciation Rights, the difference between the Fair Market Value on the date of the Change in Control and the exercise price multiplied by the number of Shares subject to the Option or Stock Appreciation Right, and (b) in the case of Restricted Stock, Restricted Stock Units, and Performance Stock Awards, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of Shares then subject to the Award.

Section 10. Amendment and Termination; Corrections

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market LLC, or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of Shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) permits repricing of Options or Stock Appreciation Rights without prior shareholder approval;

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b) (ii) of the Plan; or

(vi) would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 11. Tax Withholding

The Company may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Company upon the grant, exercise, vesting or payment of an Award. The Committee may require the Company to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Company’s minimum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant. The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory withholding taxes by: (a) having the Company withhold Shares otherwise to be delivered upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Company Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; or (c) paying cash. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Section 12. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements.

(e) No Right to Employment, Directorship, or to Provide Other Services. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor any other service provider to be retained by the Company, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or other services at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or other services for the Company free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13. Effective Date of the Plan

The Plan shall be subject to and be effective upon approval by the stockholders of the Company.

Section 14. Term of the Plan

The Plan shall terminate at midnight on December 1, 2019, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

Appendix B

Amendments to the National American University Holdings, Inc.

2009 Stock Option and Compensation Plan

1. Effective for Awards granted on or after October 29, 2013 and, for Awards intended to be deductible as “performance-based compensation” under Code section 162(m), subject to approval by the shareholders of the Company, Section 4(d)(i) of the Plan is amended to increase the individual Award limitation on equity awards to 200,000 Shares, such limitation to apply on a calendar year basis.

2. Effective for Awards granted on or after October 29, 2013 and, for Awards intended to be deductible as “performance-based compensation” under Code section 162(m), subject to approval by the shareholders of the Company, Section 4(d)(i) of the Plan is amended to increase the individual Award limitation on cash awards to $3,000,000, such limitation to apply on a calendar year basis.

3. Effective as of October 29, 2013, Section 4(d)(iii) of the Plan is deleted in its entirety.

4. Effective as of October 29, 2013, Section 7(a)(i) of the Plan is amended to eliminate the one year vesting period requirement.

Appendix C

National American University Holdings, Inc.

2013 Restricted Stock Unit Plan

Section 1. Purpose of the Plan. The purpose of the Plan is to aid National American University Holdings, Inc. (the “Company”) in recruiting and retaining employees and officers capable of assuring the future success of the Company through the grant of Awards to such persons under the Plan. The Company expects that Awards of stock-based compensation and opportunities for stock ownership in the Company will provide incentives to Plan participants to exert their best efforts for the success of the Company’s business and thereby align the interests of Plan Participants with those of the Company’s stockholders.

Section 2. Definitions

The following capitalized terms used in the Plan have the meanings set forth in this Section 2:

(a) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” means any Restricted Stock Unit or Cash Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means any Award granted under Section 6 of the Plan that is payable in cash and denominated as a “Cash Award.”

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements of the “qualified performance-based compensation” exception under Section 162(m) of the Code, to the extent applicable.

(h) “Company” means National American University Holdings, Inc., a Delaware corporation.

(i) Eligible Person” means any employee or officer of the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed (the “Exchange”) on the applicable date. If the Exchange is closed for trading on such date, then the last sale price used shall be the one on the date the Shares last traded on the Exchange.

(l) “Participant” means an Eligible Person who is designated by the Committee to be granted an Award under the Plan.

(m) “Performance Goals” means the goals established by the Committee, which shall be satisfied or met as a condition to the exercisability, vesting or receipt of all or a portion of an Award. Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus), (2) net income (before or after taxes), (3) reduction in expenses, (4) pre-tax or after-tax operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization, (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) Share price, (10) cash flow or cash flow per Share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per Share, (16) pre-tax or after-tax operating earnings per Share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (28) customer satisfaction, (29) operating efficiency, productivity ratios, or (30) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets. The performance goals shall be such that they satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2)

(as amended from time to time) that the achievement of such goals be “substantially uncertain” at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Committee’s right to apply negative discretion (within the meaning of Treas. Reg. Sec. 1.162-27(d)(iii)), the amount of the Award payable as a result of such performance. To the extent applicable, the measures used in setting performance goals set under the Plan for any given performance period shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to extraordinary items that would not occur in ordinary operations. For purposes hereof, the “applicable period,” with respect to any performance period, is the period commencing on or before the first day of the performance period and ending no later than the earlier of (x) the ninetieth (90th) day of the performance period, or (y) the date on which twenty-five percent (25%) of the performance period has been completed.

(n) “Person” means any individual, corporation, partnership, association or trust.

(o) “Plan” means the National American University Holdings, Inc. 2013 Restricted Stock Unit Plan, as may be amended from time to time.

(p) “Restricted Stock Unit” means any unit granted under Section 5 of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(q) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(r) “Section 162(m)” means Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(s) “Section 162(m) Participant” means an individual who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award hereunder to such employee would be outstanding or paid.

(t) “Shares” means shares of common stock, par value of $0.0001 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable to a Participant with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or executive officers of the Company, or a committee of Directors or executive officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its power and authority with regard to: (a) the grant of an Award to any Section 162(m) Participant; or (b) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(d) Liability and Indemnification of Plan Administrators. No member of the Board or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board, the Committee and the executive officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation, Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 750,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan. Shares that are tendered by a Participant to satisfy tax withholding obligations relating to an Award shall not be available for future grants under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; and (b) the number and type of Shares (or other securities or other property) subject to outstanding Awards.

(d) 162(m) Limitations No Section 162(m) Participant will be granted an Award or Awards under the Plan for more than 150,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any fiscal year, or, in the case of a Cash Award pursuant to Section 6 of the Plan, for more than $1,500,000 in any fiscal year.

Section 5. Eligibility

Any Eligible Person may be designated to be a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services provided by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. The Committee’s selection of an Eligible Person to be a Participant with respect to an Award shall not require the Committee to select such Eligible Person to receive any other Award at any time.

Section 6. Restricted Stock Units

(a) Restricted Stock Units. The Committee may grant Awards of Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Restricted Stock Units shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement.

(ii) Issuance and Delivery of Shares. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment, including resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units.

(b) Performance Awards. The Committee may grant Performance Awards denominated in Shares that may be settled or payable in Shares (including, without limitation, Restricted Stock or Restricted Stock Units) or cash. Performance Awards granted to Participants who may be “covered employees” under Section 162(m) of the Code are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

Section 7. Cash Awards

The Committee may, in its discretion, grant Cash Awards to Eligible Employees according to such terms and conditions as the Committee may establish, subject to the terms of the Plan and the Award Agreement.

Section 8. General Rules Applicable to Awards

(a) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(b) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, withholding Shares otherwise issuable under the Award, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(d) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(e) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(f) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 9. Amendment and Termination; Corrections

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market LLC, or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of Shares subject to the limitations contained in Section 4(d) of the Plan; or

(vi) would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 10. Tax Withholding

The Company may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Company upon the grant, vesting or payment of an Award. The Committee may require the Company to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Company’s minimum statutory withholding requirements upon the grant, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant. The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory withholding taxes by: (a) having the Company withhold Shares otherwise to be delivered upon the grant, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Company Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; or (c) paying cash. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Section 11. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.

The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Rights of Stockholders. Neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements.

(e) No Right to Employment, Directorship, or to Provide Other Services. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor any other service provider to be retained by the Company, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or other services at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or other services for the Company free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 12. Effective Date of the Plan

The Plan shall be effective as of April 29, 2013, but all Awards granted under the Plan shall be subject to the approval by the stockholders of the Company. If such approval is not obtained, all Awards under the Plan shall be void.

Section 13. Term of the Plan

The Plan shall terminate at midnight on April 29, 2023, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired. The Plan shall remain in effect as long as any Awards are outstanding.

Appendix D

Restricted Stock Unit Award Agreement

RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

2013 RESTRICTED STOCK UNIT PLAN

Name of Grantee:
Restricted Stock Units:	Grant Date:

1. Performance Award. National American University Holdings, Inc., a Delaware Corporation (the “Company”), hereby grants to the individual named above a Restricted Stock Unit Award (the “Award”). The Restricted Stock Units represent the right to receive shares of common stock of the Company (the “Shares”) subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this “Agreement”) and in the National American University Holdings, Inc. 2013 Restricted Stock Unit Plan (the “Plan”). In the event of any conflict between the terms of the Agreement and the Plan, the terms of the Plan shall govern. Capitalized terms used but not defined shall have the meaning ascribed thereto in the Plan.

2.	Conditions Precedent. Entitlement to this Award shall be contingent the following:

a. Approval of the Plan and Award by Company stockholders at the November 2013 Annual Shareholder Meeting. In the event such stockholder approval is not obtained, the Award will be void.

b. Your voluntary forfeiture of all of your outstanding Option Awards under the 2009 Stock Option and Compensation Plan. Such forfeiture must be completed by June 1, 2013.

3.	Performance Targets. Vesting in the Restricted Stock Units will be determined according to the following:

a. None of the Restricted Stock Units will vest unless all Company locations achieve a composite letter grade of “B” or higher for the Spring Term 2015.

b. If the vesting criteria under (a) is met, and you have been continuously employed by the Company from the Grant Date through May 31, 2015, the Restricted Stock Units will vest according to the following chart:

EBIT threshold	Percentage of Restricted Stock Units that will Vest
EBIT equal to $30,000,000 or more	100%
EBIT equal to or greater than $28,500,000 and less than $30,000,000	90%
EBIT equal to or greater than $27,000,000 and less than $28,500,000	75%
EBIT equal to or greater than $25,500,000 and less than $27,000,000	50%
EBIT less than $25,500,000	0%

EBIT means audited EBIT, excluding extraordinary items that would not occur in ordinary operations, for the fiscal year ending May 31, 2015.

4. Termination Upon Death. If your employment is terminated as a result of your death before May 31, 2015, the employment requirement described in Section 3 shall be deemed to be satisfied. If the performance targets are otherwise met, you will vest in the Restricted Stock Units and your Shares will be paid to your estate in the time and manner otherwise provided in this Agreement.

5. Other Termination. If either you or the Company terminates your employment for any reason other than for death, before May 31, 2015, regardless of whether such termination is with or without cause or for good reason, all Restricted Stock Units under this Award shall be immediately forfeited.

6. Payment of Award. The Company will issue to you a number of Shares equal to the number of your vested Restricted Stock Units determined under Section 3 following the end of the fiscal year in which the Restricted Stock Units vest, but in no case any later than 2-1/2 months following the last day of the calendar year in which the Restricted Stock Units vest.

7. Withholding Taxes. You are responsible to promptly pay any Social Security and Medicare taxes due upon vesting of the Restricted Stock Units, and any federal, state, and local taxes due upon distribution of the Shares. The Company and its subsidiaries are authorized to deduct from any payment to you any such taxes required to be withheld. You may elect to have the Company withhold a portion of the Shares issued upon conversion of the Restricted Stock Units to satisfy all or part of the withholding tax requirements.

8. Beneficiary Designation. If your employment is terminated as a result of death during a fiscal year, Shares may be payable as provided in Section 3. The Plan permits each participant to designate a beneficiary to receive payments that may be due in the event of death. Any beneficiary can be named and you may change your beneficiaries at any time by submitting such designation, in writing, to the Company.

9.	No Dividend Equivalents. You are not entitled to dividend equivalents under this Agreement.

10. Limitation of Rights. Except as set forth in this Agreement, until the Shares are issued to you in settlement of your Restricted Stock Units, you do not have any right in, or with respect to, any Shares (including any voting rights) by reason of this Agreement. Further, you may not transfer or assign your rights under this Agreement and you do not have any rights in the Company’s assets that are superior to a general, unsecured creditor of the Company by reason of this Agreement.

11. No Employment Contract. Nothing contained in the Plan or this Agreement creates any right to your continued employment or otherwise affects your status as an employee at will. You hereby acknowledge that the Company and you each have the right to terminate your employment at any time for any reason or for no reason at all, subject only to the terms of any written Employment Agreement between you and the Company or its subsidiaries.

12. Acknowledgment. Your receipt of the Restricted Stock Unit Award and this Agreement constitutes your agreement to be bound by the terms and conditions of this Agreement and the Plan. Your signature is not required in order to make this Agreement effective.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:

Its:

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. 5301 S. HIGHWAY 16 RAPID CITY, SD 57701 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Robert D. Buckingham 02 Dr. Jerry L. Gallentine 03 Dr. Ronald L. Shape 04 Dr. Therese K. Crane 05 Dr. Thomas D. Saban 06 David L. Warnock 07 Richard L. Halbert 08 Jeffrey B. Berzina The Board of Directors recommends you vote FOR The Board of Directors recommends you vote 1 proposals 2, 3, 4 and 5: For Against Abstain YEAR on the following proposal: 1 year 2 years 3 years 2. To approve amendments to the National American 0 0 0 6. To recommend, by non-binding advisory vote, the 0 0 0 University Holdings, Inc. 2009 Stock Option and frequency of executive compensation votes. Compensation Plan. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 3. To adopt the National American University 0 0 0 7. To ratify the appointment of Deloitte & Touche, 0 0 0 Holdings, Inc. 2013 Restricted Stock Unit Plan. LLP as our independent registered public accounting firm for the fiscal year ending May 4. To approve the exchange of underwater stock 0 0 0 31, 2014. options of executive officers for restricted stock units. NOTE: To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting. 5. To approve by an advisory vote the compensation 0 0 0 of our named executive officers. 51160 For address change/comments, mark here. 0 . (see reverse for instructions) Yes No . 0 . 0 Please indicate if you plan to attend this meeting 0 0 R1 1 _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000185074 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. Annual Meeting of Stockholders October 29, 2013 9:00 A.M. Mountain Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dr. Ronald L. Shape and Dr. Samuel D. Kerr, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at the Holiday Inn-Rushmore Plaza, 505 North Fifth Street, Rapid City, South Dakota 57701, Salon E, commencing at 9:00 a.m. Mountain Time on Tuesday, October 29, 2013, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Your vote is important. Regardless of the number of shares you own and whether or not you plan to attend the annual meeting in person, we urge you to read the proxy statement and vote using one of the methods listed on the back of this proxy card. You may revoke your proxy at any time prior to the annual meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting. R1.0.0.51160 Address change: 2 _ 0000185074 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side